UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Soliciting Material under §240.14a-12

Zogenix, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

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5959 Horton Street, Suite 500

Emeryville, California 94608

NOTICE OF ANNUAL MEETING OF

STOCKHOLDERS AND PROXY STATEMENT

Dear Stockholder:

The annual meeting of stockholders of Zogenix, Inc. will be held on Wednesday, May 22, 2019 at 9:00 a.m., local time, at our principal office located at 5959 Horton Street, Suite 500, Emeryville, California 94608 for the following purposes:

1.	To elect two directors for a three-year term to expire at the 2022 annual meeting of stockholders;

2.	To consider and vote upon the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;

3.

To consider and vote upon, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission;

4.

To consider and vote upon the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 50,000,000 to 100,000,000;

5.	To consider and vote upon the approval of the amendment and restatement of the Company’s 2010 Equity Incentive Award Plan; and

6.	To transact such other business as may be properly brought before the meeting or any adjournment or postponement thereof.

Our board of directors has fixed the close of business on March 26, 2019 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof. For our annual meeting, we have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send to these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, and for voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials free of charge, if they so choose. The electronic delivery of our proxy materials will significantly reduce our printing and mailing costs and the environmental impact of the circulation of our proxy materials.

The Notice of Internet Availability of Proxy Materials will also provide the date, time and location of the annual meeting; the matters to be acted upon at the meeting and our board of directors’ recommendation with regard to each matter; a toll-free number, an email address and a website where stockholders may request a paper or email copy of the proxy statement, our annual report to stockholders and a form of proxy relating to the annual meeting; information on how to access the form of proxy; and information on how to attend the meeting and vote in person.

Whether or not you expect to attend our annual meeting, please vote by Internet or telephone as described in the enclosed proxy materials or, if you request that the proxy materials be mailed to you, by signing, dating and returning the proxy card enclosed with those materials. If you plan to attend our annual meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted. All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

/s/ Stephen J. Farr, Ph.D.

Stephen J. Farr, Ph.D.

Chief Executive Officer and Director

Emeryville, California

April 9, 2019

Your vote is important. Please vote your shares whether or not you plan to attend the meeting.

i

5959 Horton Street, Suite 500

Emeryville, California 94608

PROXY STATEMENT FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, MAY 22, 2019

The board of directors of Zogenix, Inc. is soliciting your proxy for use at the annual meeting of stockholders to be held on Wednesday, May 22, 2019 at 9:00 a.m., local time, at 5959 Horton Street, Suite 500, Emeryville, California 94608. If you need directions to the location of the annual meeting, please contact us at (510) 550-8300.

On or about April 9, 2019, we will mail to all stockholders of record entitled to vote at the annual meeting a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report online and how to vote online. If you receive such a Notice by mail, you will not receive a printed copy of the materials unless you specifically request one. However, the Notice contains instructions on how to request to receive printed copies of these materials and a proxy card by mail.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 22, 2019: This proxy statement and our annual report are available electronically at http://www.proxyvote.com.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What am I voting on?

There are four proposals scheduled for a vote:

Proposal 1: To elect two (2) directors:

•	Erle T. Mast; and

•	Renee P. Tannenbaum, Pharm.D.

Proposal 2: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019.

Proposal 3: To consider and vote upon, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, or SEC.

Proposal 4: Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 50,000,000 to 100,000,000.

Proposal 5: Approval of an amendment and restatement of the Company’s 2010 Equity Incentive Award Plan.

Who can vote at the meeting?

Only stockholders who owned our common stock on March 26, 2019 are entitled to vote at the annual meeting. On this record date, there were 42,406,959 shares of our common stock outstanding. Common stock is our only class of stock entitled to vote.

How many votes do I have?

Each share of our common stock that you own as of March 26, 2019 entitles you to one vote.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders who have not previously requested the receipt of paper proxy materials advising them that they can access this proxy statement, our annual report and voting instructions over the Internet at www.proxyvote.com, by calling 1-800-579-1639, or by sending a blank e-mail to sendmaterial@proxyvote.com with your twelve digit control number in the subject line. You can also state your preference to receive a paper copy for future meetings. There is no charge for you requesting a copy. Please make your request for a copy on or before May 8, 2019 to facilitate timely delivery. In addition, stockholders may request to receive proxy materials electronically by email or in printed form by mail on an ongoing basis. All stockholders will have the ability to access the proxy materials on the website referred to above and in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meeting.

How do I vote by proxy?

With respect to the election of each director, you may vote “For” or “Against” each of the nominees or abstain from voting on the election of one or more of the nominees. With respect to the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, you may vote “For” or “Against” or abstain from voting. With respect to the advisory vote on the compensation of our named executive officers, you may vote “For” or “Against” or abstain from voting. With respect to the vote to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock, you may vote “For” or “Against” or abstain from voting. With respect to the vote to approve an amendment and restatement of the Company’s 2010 Equity Incentive Award Plan, you may vote “For” or “Against” or abstain from voting.

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record, there are several ways for you to vote your shares. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.

By Mail: If you are a stockholder of record, and you elect to receive your proxy materials by mail, you may vote using your proxy card by completing, signing, dating and returning the proxy card in the self-addressed, postage-paid envelope provided. You should mail the proxy card in plenty of time to allow delivery prior to the meeting. Do not mail the proxy card if you are voting over the Internet or by telephone. If you properly complete your proxy card and send it in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your shares, as permitted, will be voted as recommended by our board of directors. If any other matter is presented at the annual meeting, your proxy (one of the individuals named on your proxy card) will vote in accordance with his or her best judgment. As of the date of this proxy statement, we knew of no matters that needed to be acted on at the meeting, other than those discussed in this proxy statement.

Via the Internet: You may vote at www.proxyvote.com, 24 hours a day, seven days a week. Use the Company Number and Account Number shown on your Notice of Internet Availability of Proxy Materials, proxy card or voting instructions form that is sent to you. Votes submitted through the Internet must be received by 11:59 p.m., Eastern Time, on May 21, 2019.

By Telephone: You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. Use the Company Number and Account Number shown on your Notice of Internet Availability of Proxy Materials, proxy card or voting instructions form that is sent to you. Votes submitted by telephone must be received by 11:59 p.m., Eastern Time, on May 21, 2019.

In Person: You may still attend the meeting and vote in person even if you have already voted by proxy. To vote in person, come to the annual meeting and we will give you a ballot at the annual meeting.

Beneficial Owners: Shares Registered in the name of a Broker or Banks

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received the Notice of Internet Availability of Proxy Materials or, if you have requested physical copies, a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the proxy card to ensure that your vote is counted. You may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided.

To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

May I revoke my proxy?

If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the three following ways:

•	you may send in another signed proxy with a later date,

•	you may notify our corporate secretary, Michael P. Smith, in writing before the annual meeting that you have revoked your proxy, or

•	you may notify our corporate secretary in writing before the annual meeting and vote in person at the meeting.

What constitutes a quorum?

The presence at the annual meeting, in person or by proxy, of holders representing a majority of our outstanding common stock as of March 26, 2019, or 21,303,480 shares, constitutes a quorum at the meeting, permitting us to conduct our business.

What vote is required to approve each proposal?

Proposal 1: Election of Directors. The two nominees who receive the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome.

Proposal 2: Ratification of Independent Registered Public Accounting Firm. The ratification of the appointment of Ernst & Young LLP must receive “For” votes from the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting.

Proposal 3: Approval of the Compensation of the Named Executive Officers. The approval, on an advisory basis, of the compensation of the named executive officersmust receive “For” votes from the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting.

Proposal 4: Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to Increase the Authorized Number of Shares of Common Stock. The approval of an amendment to the Amended and Restated Certificate of Incorporation must receive “For” votes, either in person or by proxy, from the holders of a majority of the outstanding shares of common stock.

Proposal 5: Approval of the Amendment and Restatement of the Company’s 2010 Equity Incentive Award Plan. The approval of the amendment and restatement of the Company’s 2010 Equity Incentive Aware Plan must receive “For” votes, either in person or by proxy, from the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting.

Voting results will be tabulated and certified by Broadridge Financial Solutions.

What is the effect of abstentions and broker non-votes?

Shares of common stock held by persons attending the annual meeting but not voting, and shares represented by proxies that reflect abstentions as to a particular proposal, will be counted as present for purposes of determining the presence of a quorum. Abstentions are treated as shares present in person or by proxy and entitled to vote, so abstaining has the same effect as a negative vote for purposes of determining whether our stockholders have ratified the appointment of Ernst & Young LLP, our independent registered public accounting firm, whether our stockholders have approved the compensation of the named executive officers, the amendment to our Amended and Restated Certificate of Incorporation to increase the authorized number of shares of our common stock, and the amendment and restatement of the Company’s 2010 Equity Incentive Award Plan. However, because the election of directors is determined by a plurality of votes cast, abstentions will not be counted in determining the outcome of such proposal.

Shares represented by proxies that reflect a “broker non-vote” will be counted for purposes of determining whether a quorum exists. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares for certain non-routine matters. With regard to the election of directors and the advisory vote to approve the compensation of the named executive officers, broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. However, ratification of the appointment of Ernst & Young LLP and the approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the authorized number of shares of our common stock are considered routine matters on which a broker or other nominee has discretionary authority to vote. As a result, broker non-votes will be counted for purposes of these proposals.

Who is paying the costs of soliciting these proxies?

We will pay all of the costs of soliciting these proxies. Our directors, officers and other employees may solicit proxies in person or by telephone, fax or email. We will not pay our directors, officers or other employees any additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. Our costs for forwarding proxy materials will not be significant.

How do I obtain an Annual Report on Form 10-K?

If you would like a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2018 that we filed with the SEC on February 28, 2019, we will send you one without charge. Please write to:

Zogenix, Inc.

5959 Horton Street, Suite 500

Emeryville, California 94608

Attn: Corporate Secretary

All of our SEC filings are also available free of charge in the investor relations section of our website at www.zogenix.com.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our current report on Form 8-K to be filed with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our board of directors is divided into three classes, with one class of our directors standing for election each year, generally for a three-year term. The current term of the company’s Class III directors, Roger L. Hawley, Erle T. Mast and Renee P. Tannenbaum, Pharm.D. will expire at the 2019 annual meeting. On March 26, 2019, Mr. Hawley resigned as a Class III director effective March 31, 2019 and, as a result, the board decreased the size of the board to seven members and decreased the Class III director class to two members.

The nominees for Class III director for election at the 2019 annual meeting are Erle T. Mast and Renee P. Tannenbaum, Pharm.D. If Mr. Mast, or Dr. Tannenbaum is elected at the 2019 annual meeting, such individual will be elected to serve for a term of three years that will expire at our 2022 annual meeting of stockholders and until such individual’s successor is elected and qualified.

If no contrary indication is made, proxies in the accompanying form will be voted for the nominees, or in the event that any nominee is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our board of directors to fill the vacancy. Mr. Mast and Dr. Tannenbaum are currently members of our board of directors.

All of our directors bring to the board of directors significant leadership experience derived from their professional experience and service as executives or board members of other corporations and/or venture capital firms. The process undertaken by the nominating/corporate governance committee in recommending qualified director candidates is described below under “Director Nominations Process.” Certain individual qualifications and skills of our directors that contribute to the board of directors’ effectiveness as a whole are described in the following paragraphs.

Information Regarding Directors

The information set forth below as to the directors and nominees for director has been furnished to us by the directors and nominees for director:

Nominees for Election to the Board of Directors

For a Three-Year Term Expiring at the

2022 Annual Meeting of Stockholders (Class III)

Name	Age	Present Position with Zogenix, Inc.
Erle T. Mast	56	Director, Chairman of Audit Committee
Renee P. Tannenbaum, Pharm.D.	67	Director

Erle T. Mast has served as a member of our board of directors since May 2008. Mr. Mast was a co-founder of and served as Executive Vice President, Chief Financial Officer with Clovis Oncology, Inc., a biotechnology company, from May 2009 through March 2016. From July 2002 to May 2008, Mr. Mast served as Executive Vice President and Chief Financial Officer of Pharmion Corporation, until its acquisition by Celgene Corporation. From 2000 to 2002, after Elan Pharma International Ltd. acquired Dura Pharmaceuticals, Inc., Mr. Mast served as Chief Financial Officer for the Global Biopharmaceuticals business unit of Elan. From 1997 to 2000, Mr. Mast served as Vice President of Finance for Dura Pharmaceuticals. From 1984 to 1997, Mr. Mast held positions of increasing responsibility at Deloitte & Touche, LLP, serving most recently as partner, where he provided accounting, auditing and business consulting services to companies in various industries, including the healthcare, pharmaceutical, biotech and manufacturing industries. Mr. Mast served as a director for Sienna Biopharmaceuticals, Inc. from 2017 to 2018, for Somaxon Pharmaceuticals, Inc. from 2008 to 2013 and for Receptos Inc. from 2013 to 2015, each publicly traded biotechnology companies. As previously disclosed, in

September 2018, the SEC entered into a settlement with Clovis and certain of its executive officers, including Mr. Mast, relating to an SEC investigation into whether Clovis had violated federal securities laws in connection with Clovis’ disclosure in November 2015 that the FDA had requested additional clinical data on the efficacy and safety of a product under development by Clovis. Pursuant to the settlement, without admitting or denying the SEC’s allegations, Mr. Mast paid a civil penalty and disgorgement and agreed to a standard injunction against future violations of those provisions of the federal securities laws. The settlement agreement did not allege that Clovis or any of its current or former officers, including Mr. Mast, engaged in any intentional fraud or misconduct and it does not preclude Mr. Mast from continuing to serve as a director or officer of a public company. Mr. Mast received his degree in Business Administration from California State University, Bakersfield. Mr. Mast’s experience as a chief financial officer of various companies in the healthcare industry and in providing accounting, auditing and consulting services while at Deloitte & Touche, LLP, as well as his expertise in management, accounting, treasury, and finance functions, contributed to our board of directors’ conclusion that he should serve as a director of our company.

Renee P. Tannenbaum, Pharm.D. has served as a member of our board of directors since February 2015. Dr. Tannenbaum currently serves as Vice President of Global Alliances at Halozyme, Inc., where she is responsible for leading the team that executes the company’s alliances through partnerships and collaborations. Dr. Tannenbaum was previously Head of Global Customer Excellence at AbbVie from October 2012 to January 2016, where she was responsible for building commercial capabilities for the organization. Previously, Dr. Tannenbaum served as President of Myrtle Potter & Company, LLC, a global life sciences consulting and advisory firm from April 2011 to October 2012 and Executive Vice President and Chief Commercial Officer at Elan Pharmaceuticals, Inc., from May 2009 to January 2011, where she was responsible for revenue generation for Elan’s marketed products, preparing for the commercialization of the company’s pipeline, including its Alzheimer’s portfolio, and strengthening the company’s overall commercial capabilities. Prior to her role at Elan, Dr. Tannenbaum was at Novartis Pharma AG for three years, where she led the Global Commercial Operations organization. Prior to that, Dr. Tannenbaum spent nine years at Bristol Myers Squibb and 16 years at Merck and Company, Inc. where she held a variety of leadership positions in operations and general management. Dr. Tannenbaum served as a director to Nordic Nanovector ASA, a publicly-traded company in Norway, and Cipher Pharmaceuticals, Inc. a Canadian publicly-traded company, from April to August 2016, Sharps Compliance Inc. from November 2012 to November 2014 and Immune Pharmaceuticals, Inc., a publicly-traded company, from August 2011 to October 2012. Dr. Tannenbaum retains a faculty position at the University of the Sciences’ Mayes College of Healthcare Business and Policy and serves as the Dean’s Professor. Dr. Tannenbaum received her Doctor of Pharmacy degree from the Philadelphia College of Pharmacy and Sciences, her MBA from Temple University, and her Bachelor of Science degree in Pharmacy from the University of Connecticut. Dr. Tannenbaum’s extensive experience in the biopharmaceutical industry, including providing strong executive leadership to numerous biopharmaceutical companies, contributed to our board of directors’ conclusion that she should serve as a director of our company.

Members of the Board of Directors Continuing in Office

Term Expiring at the

2020 Annual Meeting of Stockholders (Class I)

Name	Age	Present Position with Zogenix, Inc.
Louis C. Bock	54	Director, Chairman of Nominating/Corporate Governance Committee
Cam L. Garner	70	Chairman of the Board of Directors, Chair of Compensation Committee
Mark Wiggins	63	Director

Louis C. Bock has served as a member of our board of directors since August 2006. Since August 2014, Mr. Bock has served as a Venture Partner at Santé Ventures, a venture capital firm. From September 1997 to July 2014, he was Managing Director of Scale Venture Partners, a venture capital firm. Previously, Mr. Bock held various positions in research, project management, business development and sales at Gilead Sciences, Inc., from September 1989 to September 1997. Prior to Gilead, he was a research associate at Genentech, Inc. from November 1987 to September 1989. He currently serves as a director of Orexigen Therapeutics, Inc., a publicly-traded biotechnology company, as well as several private companies including Ascenta Therapeutics, Inc. and Cardiokinetics, Inc. Mr. Bock served as a director for Heat Biologics, Inc., a publicly-traded biotechnology company, from September 2013 to April 2016. In addition, Mr. Bock is responsible for Scale Venture Partners’ prior investments in Seattle Genetics, Prestwick Pharmaceuticals, Inc. and Somaxon Pharmaceuticals, Inc. Mr. Bock received his B.S. in Biology from California State University, Chico and his M.B.A. from California State University, San Francisco. Mr. Bock’s extensive clinical and leadership experience in the biotechnology and biopharmaceutical industries, including experience in research, project management, business development and sales, and his membership on other companies’ boards of directors, including positions on other audit and nominating/corporate governance committees, contributed to our board of directors’ conclusion that he should serve as a director of our company.

Cam L. Garner is one of our co-founders and has served as chairman of our board of directors since August 2006. Mr. Garner co-founded specialty pharmaceutical companies Cadence Pharmaceuticals, Inc. (acquired by Mallinckrodt plc in March 2014), Somaxon Pharmaceuticals, Inc. (sold to Pernix Therapeutics in March 2013), Evoke Pharma, Inc., Elevation Pharmaceuticals, Inc. (sold to Sunovion Pharmaceuticals Inc. in 2012), DJ Pharma (sold to Biovail Corporation in 2000), Verus Pharmaceuticals, Inc., Xcel Pharmaceuticals, Inc. (acquired by Valeant Pharmaceuticals International in 2005), Neurelis, Inc., Meritage Pharma, Inc. (sold to Shire plc in February 2015), and most recently, Kalyra Pharmaceuticals, Inc., OrPro Therapeutics, Inc., Alastin SkinCare and Zavante, Inc. He previously served as chairman of Cadence from May 2004 until March 2014, and served as chairman of Verus, Elevation and Meritage until their acquisition and Evoke since January 2007. Mr. Garner was Chief Executive Officer of Dura Pharmaceuticals, Inc. from 1989 to 1995 and its Chairman and Chief Executive Officer from 1995 to 2000, when it was sold to Elan. In addition to Zogenix, Mr. Garner currently serves as Chairman of Evoke Pharma, a publicly-traded company, Kalyra Pharamaceuticals, OrPro, Alastin and Zavante, and serves on the Board of Directors of Aegis and Neurelis. Mr. Garner is also Chairman-elect and serves on the Executive Committee of UCSD Moores Cancer Center, San Diego. Mr. Garner earned his B.A. in Biology from Virginia Wesleyan College and an M.B.A. from Baldwin-Wallace College. As one of our co-founders and having served as our chairman since August 2006, Mr. Garner’s extensive knowledge of our business, history and culture, his extensive experience as a board member of multiple publicly-traded and privately-held companies, and expertise in developing, financing and providing strong executive leadership to numerous biopharmaceutical companies, contributed to our board of directors’ conclusion that he should serve as a director of our company.

Mark Wiggins has served as a member of our board of directors since May 2011. Until 2015 Mr. Wiggins was Senior Vice President of Business Development with Elcelyx Therapeutics, Inc., a biotechnology company. Previously, he served as Chief Business Officer with Mpex Pharmaceuticals, a biopharmaceutical company, until its acquisition by Axcan Pharma, Inc. in 2011. From May 1998 to February 2009, Mr. Wiggins was employed at Biogen Idec, Inc., and its predecessor Idec Pharmaceuticals Corp., biotechnology companies, where he most recently served as Executive Vice President of Business Development. At Idec Pharmaceuticals, Mr. Wiggins was a member of the management committee for the collaboration with Genentech Inc. on Rituxan®. Prior to Biogen Idec, Mr. Wiggins spent fifteen years in a number of positions of increasing responsibility in marketing, marketing research and business development at Hybridon, Inc., Schering-Plough Corporation (now Merck), Johnson & Johnson and Pfizer, Inc. Mr. Wiggins’ business development transaction experience includes closing over 20 licensing deals and several global corporate partnerships and company acquisitions. Mr. Wiggins earned his B.S. degree in Finance from Syracuse University and his M.B.A. from the University of Arizona. Mr. Wiggins’ expertise in business development activities and the marketing of pharmaceutical products, as well as his extensive management experience within the biopharmaceutical industry, contributed to our board of directors’ conclusion that he should serve as a director of our company.

Term Expiring at the

2021 Annual Meeting of Stockholders (Class II)

Name	Age	Present Position with Zogenix, Inc.
James B. Breitmeyer, M.D., Ph.D.	65	Director
Stephen J. Farr, Ph.D.	60	Chief Executive Officer, President and Director

James B. Breitmeyer, M.D., Ph.D. has served as a member of our board of directors since March 2014. Since August 2015, Dr. Breitmeyer has served as President, CEO and Director of Oncternal Therapeutics, Inc. a clinical-stage oncology biotechnology company. Previously, he served as President of Bavarian Nordic, Inc. and Executive Vice President of Bavarian A/S, a multinational corporation headquartered in Denmark, from February 2013 to July 2015. He previously served as the acting Chief Medical Officer of our company from August 2012 to February 2013 in an advisory capacity, the Executive Vice President of Development and Chief Medical Officer of Cadence Pharmaceuticals Inc., from August 2006 to August 2012, and the Chief Medical Officer of Applied Molecular Evolution Inc., a wholly-owned subsidiary of Eli Lilly and Co. from December 2001 to August 2006. Dr. Breitmeyer has also served as President and Chief Executive Officer of the Harvard Clinical Research Institute and held a variety of positions at Serono Laboratories Inc. Dr. Breitmeyer served as a founding collaborator and scientific advisor to Immunogen Inc., and held clinical and teaching positions at the Dana Farber Cancer Institute and Harvard Medical School. Dr. Breitmeyer earned his B.A. in Chemistry from the University of California, Santa Cruz and his M.D. and Ph.D. from Washington University School of Medicine and is Board Certified in Internal Medicine and Oncology. Dr. Breitmeyer’s extensive experience in the biopharmaceutical industry, including providing strong executive leadership to numerous biopharmaceutical companies, and significant expertise in the medical field, contributed to our board of directors’ conclusion that he should serve as a director of our company.

Stephen J. Farr, Ph.D. is one of our co-founders and has served as our President and as a member of our board of directors since our inception in May 2006. Dr. Farr has served as our Chief Executive Officer since April 2015 and served as our Chief Operating Officer from our inception to March 2013. From 1995 to August 2006, Dr. Farr held positions of increasing responsibility within Aradigm Corporation, and he served most recently as Senior Vice President and Chief Scientific Officer with responsibility for research and development as well as business development. From 1986 to 1994, Dr. Farr was a tenured professor at the Welsh School of Pharmacy, Cardiff University, United Kingdom, concentrating in the area of biopharmaceutics. Dr. Farr currently serves on the board of directors of SteadyMed Therapeutics, Inc., a publicly-traded company, as well as Oscillari, LLC and Flow Pharma, Inc. Dr. Farr is an adjunct Professor in the Department of Pharmaceutics, School of Pharmacy, Virginia Commonwealth University. Dr. Farr is a registered pharmacist in the United Kingdom and obtained his Ph.D. degree in Pharmaceutics from the University of Wales. As one of our co-founders and having served as our President since May 2006, Dr. Farr’s extensive knowledge of our business, history and culture, as well as his significant experience in research and development and thorough knowledge of the pharmaceutical product development process, contributed to our board of directors’ conclusion that he should serve as a director of our company.

Independence of the Board of Directors

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees be independent within the meaning of Nasdaq rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.

Our Board undertook a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board determined that each of our current directors, other than Stephen J. Farr, Ph.D., our Chief Executive Officer and President, qualifies as an

“independent” director within the meaning of the Nasdaq rules. Accordingly, a majority of our directors are independent, as required under Nasdaq rules.

Board Leadership Structure

Our board of directors is currently led by its chairman, Cam L. Garner. Our board of directors recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as the company continues to grow. We separate the roles of chief executive officer and chairman of the board in recognition of the differences between the two roles. The chief executive officer is responsible for setting the strategic direction for the company and the day-to-day leadership and performance of the company, while the chairman of the board of directors provides guidance to the chief executive officer and presides over meetings of the full board of directors. We believe that this separation of responsibilities provides a balanced approach to managing the board of directors and overseeing the company.

The Board’s Role in Risk Oversight

Our board of directors has responsibility for the oversight of the company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board to understand the company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The audit committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The nominating/corporate governance committee manages risks associated with the independence of the board, corporate disclosure practices, and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board as a whole.

Board of Directors Meetings

During 2018, our board of directors met seven times, including telephonic meetings, and in that year, each director attended at least 75% of the aggregate number of meetings of the board and the committees on which they served, during the periods in which they served.

Committees of the Board of Directors

We have three standing committees: the audit committee, the compensation committee and the nominating/corporate governance committee. Each of these committees has a written charter approved by our board of directors. A copy of each charter can be found under the Investor Relations-Corporate Governance section of our website at www.zogenix.com.

Audit Committee

The audit committee of our board of directors currently consists of Mr. Mast (chairman and audit committee financial expert), Mr. Bock and Mr. Wiggins. The audit committee met four times during 2018, including telephonic meetings. Our board of directors has determined that all members of the audit committee are independent directors, as defined in the Nasdaq qualification standards and by Section 10A of the Exchange Act. In addition, our board of directors has determined that Mr. Mast qualifies as an “audit committee financial expert” as that phrase is defined under the regulations promulgated by the SEC. The audit committee is governed by a written charter adopted by our board of directors. The audit committee’s main function is to oversee our accounting and financial reporting processes, internal systems of control, independent registered public accounting firm relationships and the audits of our financial statements. The audit committee’s responsibilities include, among other things:

•	selecting and engaging our independent registered public accounting firm;

•	evaluating the qualifications, independence and performance of our independent registered public accounting firm;

•	approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•	reviewing the design, implementation, adequacy and effectiveness of our internal controls and our critical accounting policies;

•	discussing with management and the independent registered public accounting firm the results of our annual audit and the review of our quarterly unaudited financial statements;

•	reviewing, overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing with management and our auditors any earnings announcements and other public announcements regarding our results of operations;

•	preparing the report that the SEC requires in our annual proxy statement;

•	reviewing and approving any related party transactions and reviewing and monitoring compliance with our code of conduct and ethics; and

•	reviewing and evaluating, at least annually, the performance of the audit committee and its members including compliance of the audit committee with its charter.

Both our external auditor and internal financial personnel meet privately with the audit committee and have unrestricted access to this committee.

Compensation Committee

The compensation committee of our board of directors currently consists of Mr. Garner (chairman), Mr. Wiggins and Dr. Breitmeyer. The compensation committee met three times during 2018, including telephonic meetings. Our board of directors has determined that all members of the compensation committee are independent directors, as defined in the Nasdaq qualification standards. The compensation committee is governed by a written charter approved by our board of directors. The compensation committee’s purpose is to assist our board of directors in determining the development plans and compensation for our senior management and directors and recommend these plans to our board of directors. The compensation committee’s responsibilities include, among other things:

•	reviewing our compensation philosophy, including our policies and strategy relative to executive compensation;

•	reviewing and recommending to the full board for approval the compensation of our Chief Executive Officer;

•	reviewing and approving the compensation of our other executive officers, including executive employment and severance agreements;

•	reviewing and recommending to the full board for approval the compensation policies for members of our board of directors and board committees;

•

reviewing, approving and administering our benefit plans and the issuance of stock options and other awards under our equity incentive plans (other than any such awards that must be approved by the full board);

•

reviewing and discussing with management our compensation discussion and analysis to be included in our annual proxy report or annual report on Form 10-K and producing the report that the SEC requires in our annual proxy statement; and

•	reviewing and evaluating, at least annually, the performance of the compensation committee and its members including compliance of the compensation committee with its charter.

Nominating/Corporate Governance Committee

The nominating/corporate governance committee of our board of directors currently consists of Mr. Bock (chairman), Mr. Mast and Dr. Tannenbaum. This committee acted only by written consent during 2018. Our board of directors has determined that all members of the nominating/corporate governance committee are independent directors, as defined in the Nasdaq qualification standards. The nominating/corporate governance committee is governed by a written charter approved by our board of directors. The nominating/corporate governance committee’s purpose is to assist our board of directors by identifying individuals qualified to become members of our board of directors, consistent with criteria set by our board, and to develop our corporate governance principles. The nominating/corporate governance committee’s responsibilities include, among other things:

•	evaluating the composition, size and governance of our board of directors and its committees and making recommendations regarding future planning and the appointment of directors to our committees;

•	administering a policy for considering stockholder nominees for election to our board of directors;

•	evaluating and recommending candidates for election to our board of directors;

•	developing guidelines for board compensation;

•	overseeing our board of directors’ performance and self-evaluation process;

•	reviewing our corporate governance principles and providing recommendations to the board regarding possible changes; and

•

reviewing and evaluating, at least annually, the performance of the nominating/corporate governance committee and its members including compliance of the nominating/corporate governance committee with its charter.

Report of the Audit Committee of the Board of Directors

The audit committee oversees the company’s financial reporting process on behalf of our board of directors. Management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in the company’s annual report with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting initiatives.

The audit committee reviewed with Ernst & Young LLP, which is responsible for expressing an opinion on the conformity of the company’s audited financial statements with generally accepted accounting principles in the United States of America, its judgments as to the quality, not just the acceptability, of the company’s accounting principles and such other matters as are required to be discussed with the audit committee by the standards of the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the audit committee has received the written disclosures and the letter from Ernst & Young LLP required by PCAOB Ethics and

Independence Rule 3526, “Communication with Audit Committees Concerning Independence”, and the audit committee has discussed with Ernst & Young LLP their independence from Zogenix, Inc. and its management.

The audit committee met with Ernst & Young LLP to discuss the overall scope of its services, the results of its audit and reviews, its evaluation of the company’s internal controls including internal control over financial reporting and the overall quality of the company’s financial reporting. Ernst & Young LLP, as the company’s independent registered public accounting firm, also periodically updates the audit committee about new accounting developments and their potential impact on the company’s reporting. The audit committee’s meetings with Ernst & Young LLP were held with and without management present. The audit committee is not employed by the company, nor does it provide any expert assurance or professional certification regarding the company’s financial statements. The audit committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the company’s independent registered public accounting firm.

In reliance on the reviews and discussions referred to above, the audit committee has recommended to the company’s board of directors that the audited financial statements and management’s assessment of the effectiveness of the company’s internal control over financial reporting be included in our annual report on Form 10-K for the year ended December 31, 2018 filed by the company with the Securities and Exchange Commission. The audit committee and the company’s board of directors also have recommended, subject to stockholder approval, the ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2019.

This report of the audit committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.

Respectfully submitted,

The Audit Committee of the Board of Directors

Erle T. Mast (Chairman)

Louis C. Bock

Mark Wiggins

Compensation Committee Interlocks and Insider Participation

Mr. Garner, Mr. Wiggins and Dr. Breitmeyer served on our compensation committee during 2018. None of the members of our compensation committee has ever been one of our officers or employees. None of our executive officers currently serves, or has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Director Nomination Process

Director Qualifications

In evaluating director nominees the nominating/corporate governance committee will consider among other things the following factors:

•	personal and professional integrity, ethics and values;

•	experience in corporate management, such as serving as an officer or former officer of a publicly-held company;

•	commercialization experience in large pharmaceutical companies;

•	strong finance experience;

•	experience relevant to our industry;

•	experience as a board member of another publicly held company;

•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

•	diversity of background and perspective, including with respect to age, gender, race, place of residence and specialized experience; and

•	practical and mature business judgment.

The nominating/corporate governance committee’s goal is to assemble a board of directors that brings to the company a variety of perspectives and skills derived from high quality business and professional experience. Moreover, the nominating/corporate governance committee believes that the background and qualifications of the board of directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

Other than the foregoing criteria for director nominees, the nominating/corporate governance committee has not adopted a formal policy with respect to a fixed set of specific minimum qualifications for its candidates for membership on the board of directors. The nominating/corporate governance committee may consider such other facts, including, without limitation, diversity, as it may deem are in the best interests of the company and its stockholders. The nominating/corporate governance committee does, however, believe it is appropriate for at least one, and, preferably, several, members of our board of directors to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of our board of directors be independent as required under the Nasdaq qualification standards. The nominating/corporate governance committee also believes it is appropriate for our President and Chief Executive Officer to serve as a member of our board of directors. Our directors’ performance and qualification criteria are reviewed annually by the nominating/corporate governance committee.

Identification and Evaluation of Nominees for Directors

The nominating/corporate governance committee identifies nominees for director by first evaluating the current members of our board of directors willing to continue in service. Current members with qualifications and skills that are consistent with the nominating/corporate governance committee’s criteria for board of director service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our board of directors with that of obtaining a new perspective or expertise.

If any member of our board of directors does not wish to continue in service or if our board of directors decides not to re-nominate a member for re-election, the nominating/corporate governance committee may identify the desired skills and experience of a new nominee in light of the criteria above, in which case, the nominating/corporate governance committee would generally poll our board of directors and members of management for their recommendations. The nominating/corporate governance committee may also review the composition and qualification of the boards of directors of our competitors, and may seek input from industry experts or analysts. The nominating/corporate governance committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by the members of the nominating/corporate governance committee and by certain of our other independent directors and executive management. In making its determinations, the nominating/corporate governance committee evaluates each individual in the context of our board of directors as a whole, with the objective of assembling a group that can best contribute to the success of our company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the nominating/corporate governance committee makes its recommendation to our board of directors. The nominating/corporate governance committee has utilized the third-party search firm of Spencer Stuart to assist with the identification of qualified board of director candidates.

The nominating/corporate governance committee evaluates nominees recommended by stockholders in the same manner as it evaluates other nominees. We have not received director candidate recommendations from our stockholders and do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by board members, management or other parties are evaluated. We do not intend to treat stockholder recommendations in any manner different from other recommendations.

Under our amended and restated bylaws, stockholders wishing to suggest a candidate for director should write to our corporate secretary and provide such information about the stockholder and the proposed candidate as is set forth in our amended and restated bylaws and as would be required by SEC rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. In order to give the nominating/corporate governance committee sufficient time to evaluate a recommended candidate and/or include the candidate in our proxy statement for the 2020 annual meeting, the recommendation should be received by our corporate secretary at our principal executive offices in accordance with our procedures detailed in the section below entitled “Stockholder Proposals.”

Director Attendance at Annual Meetings

Although our company does not have a formal policy regarding attendance by members of our board of directors at our annual meeting, we encourage all of our directors to attend. All directors attended the 2018 annual meeting of stockholders held on May 23, 2018, either in person or by telephone.

Communications with our Board of Directors

Stockholders seeking to communicate with our board of directors should submit their written comments to our corporate secretary at Zogenix, Inc., Attn: Corporate Secretary, 5959 Horton Street, Suite 500, Emeryville, California 94608. The corporate secretary will forward such communications to each member of our board of directors; provided that, if in the opinion of our corporate secretary it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).

Corporate Governance

Our company’s Code of Business Conduct and Ethics, Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter and Nominating/Corporate Governance Committee Charter are available, free of charge, on our website at www.zogenix.com. Please note, however, that the information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We will also provide copies of these documents, as well as our company’s other corporate governance documents, free of charge, to any stockholder upon written request to Zogenix, Inc., Attention: Corporate Secretary, 5959 Horton Street, Suite 500, Emeryville, California 94608.

Director Compensation

We compensate non-employee members of the board of directors. Directors who are also employees do not receive cash or equity compensation for service on the board of directors in addition to compensation payable for their service as our employees.

Under our non-employee director compensation policy, we provide cash compensation in the form of an annual retainer of $40,000 for each non-employee director. We also pay an additional annual retainer of $60,000 to the chairman of our board of directors (however the total cash compensation paid to the chairman of the board in all capacities cannot exceed $100,000 in any calendar year), $25,000 to the chair of our audit committee, $15,000 to the chair of our compensation committee, and $10,000 to the chair of our nominating/corporate governance committee. We also pay an additional $10,000 per year to members of the audit committee, an additional $7,500 per year to members of our compensation committee and an additional $5,000 per year to members of our nominating/corporate governance committee. There was no change to the cash compensation paid to our non-employee directors when our non-employee director compensation policy was amended and restated in March 2018, as described below.

We have reimbursed and will continue to reimburse our non-employee directors for their reasonable expenses incurred in attending meetings of our board of directors and committees of the board of directors.

In March 2018, after consultation with the compensation committee’s independent compensation consultant, our board of directors approved an amendment and restatement of our non-employee director compensation policy, pursuant to which any non-employee director who is first elected to the board of directors is granted an option to purchase 20,000 shares of our common stock on the date of his or her initial election to the board of directors. In addition, on the date of each annual meeting of our stockholders, including the 2018 annual meeting, each non-employee director is eligible to receive an option to purchase 15,000 shares of common stock. Our non-employee director compensation policy was further amended in March 2019 to provide that, on the date of each annual meeting of our stockholders, commencing with the 2019 annual meeting, each non-employee director is eligible to receive an option to purchase 13,000 shares of common stock. No other changes were made to our non-employee director compensation program for 2019.

The initial options granted to non-employee directors will vest over three years in 36 equal monthly installments, subject to the director’s continuing service on our board of directors on those dates. The annual options granted to non-employee directors described above will vest over one year in 12 equal monthly installments, subject to the director’s continuing service on our board of directors on those dates. The term of each option granted to a non-employee director will be ten years and will remain exercisable for a period of 12 months following a director’s termination of service. These options will be granted under the amended and restated 2010 Equity Incentive Award Plan. All options have an exercise price per share equal to the fair market value of our common stock on the date of grant.

Summary Director Compensation

The following table summarizes cash and stock compensation received by our non-employee directors during the year ended December 31, 2018. Dr. Farr is not included in the following table as he served as an executive officer during 2018 and his compensation is included in the Summary Compensation Table in the “Executive Compensation and Other Information” section below.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Louis C. Bock	60,000	417,899	477,899
James B. Breitmeyer, M.D., Ph.D.	47,500	417,899	465,399
Cam L. Garner	100,000	417,899	517,899
Roger L. Hawley(2)	40,000	417,899	457,899
Erle T. Mast	70,000	417,899	487,899
Renee P. Tannenbaum, Pharm.D.	45,000	417,899	462,899
Mark Wiggins	57,500	417,899	475,399

(1)

The amounts are valued based on the aggregate grant date fair value of the option award in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. See Note 10 to our

consolidated financial statements in our 2018 Annual Report on Form 10-K for a discussion of the relevant assumptions used in determining the grant date fair value pursuant to ASC 718. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by exercising stock options). Whether, and to what extent, a non-employee director realizes a financial benefit from the awards will depend on our actual operating performance, stock price fluctuations and the non-employee director’s continued service on our board.

(2)	Mr. Hawley resigned from our board of directors effective as of March 31, 2019.

The aggregate number of shares subject to stock options outstanding at December 31, 2018 for each non-employee director was as follows:

Name	Number of Securities Underlying Options Outstanding at December 31, 2018
Louis C. Bock	64,000
James B. Breitmeyer, M.D., Ph.D.	79,625
Cam L. Garner	88,280
Roger L. Hawley(1)	299,498
Erle T. Mast	91,717
Renee P. Tannenbaum, Pharm.D.	73,375
Mark Wiggins	89,625

(1)	Mr. Hawley resigned from our board of directors effective as of March 31, 2019.

Vote Required; Recommendation of the Board of Directors

If a quorum is present and voting at the annual meeting, the two nominees receiving the highest number of votes will be elected to our board of directors. Votes withheld from any nominee, abstentions and broker non-votes will be counted only for purposes of determining a quorum. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF ERLE T. MAST AND RENEE P. TANNENBAUM, PHARM.D. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE ON YOUR PROXY CARD.

PROPOSAL 2:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected Ernst & Young LLP as the company’s independent registered public accounting firm for the year ending December 31, 2019 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the annual meeting. Ernst & Young LLP has served as Zogenix, Inc.’s independent registered public accounting firm since 2007. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as the company’s independent registered public accounting firm is not required by Delaware law, the company’s amended and restated certificate of incorporation or the company’s amended and restated bylaws. However, the audit committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether to retain the firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the company and its stockholders.

Independent Registered Public Accounting Firm’s Fees

The following table represents aggregate fees billed to us for services related to the fiscal years ended December 31, 2018 and 2017 by Ernst & Young LLP, our independent registered public accounting firm.

	Year Ended December 31,
	2018	2017
	(in thousands)
Audit Fees(1)	$1,418	$1,429
Audit Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	2	2

Total	$1,420	$1,431

(1)

Audit Fees consist of fees billed for professional services performed by Ernst & Young LLP for the audit of our annual financial statements, review of our quarterly reports on Form 10-Q, services in connection with securities offerings, review of our registration statements on Form S-3 and related services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)

Audit Related Fees consist of fees billed by Ernst & Young LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. There were no such fees incurred during 2018 or 2017.

(3)	Tax Fees consist of fees for professional services, including tax consulting and compliance performed by Ernst & Young LLP. There were no such fees incurred during 2018 or 2017.
(4)	All Other Fees consist of fees billed in the indicated year for an annual subscription to Ernst & Young LLP’s online resource library.

The audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP, and has concluded that the provision of such services is compatible with maintaining the independence of our auditors.

Pre-Approval Policies and Procedures

Our audit committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the audit committee, and all such services were pre-approved in accordance with this policy during the fiscal years ended December 31, 2018 and 2017. These services may include audit services, audit-related services, tax services and other services. The audit committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. The approval of proposal 2 is a routine proposal on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019. PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

PROPOSAL 3:

APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and Section 14A of the Exchange Act, our stockholders are entitled to vote at the annual meeting to provide advisory approval of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. Pursuant to the Dodd-Frank Act, the stockholder vote on executive compensation is an advisory vote only, and it is not binding on us or our board of directors.

Although the vote is non-binding, our compensation committee and board of directors value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions. As described more fully in the Compensation Discussion and Analysis section of this proxy statement, our executive compensation program is designed to attract, retain and motivate individuals with superior ability, experience and leadership capability to deliver on our annual and long-term business objectives necessary to create stockholder value. We urge stockholders to read the Compensation Discussion and Analysis section of this proxy statement, which describes in detail how our executive compensation policies and procedures operate and are intended to operate in the future. The compensation committee and the board of directors believe that our executive compensation program fulfills these goals and is reasonable, competitive and aligned with our performance and the performance of our executives.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask that our stockholders vote “FOR” the following resolution:

“RESOLVED, that Zogenix, Inc.’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Zogenix, Inc.’s Proxy Statement for the 2019 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2018 Summary Compensation Table and the other related tables and disclosure.”

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting will be required to approve the advisory vote regarding the compensation of the named executive officers. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner. At our 2017 annual meeting, the stockholders recommended that stockholders vote on the compensation of our named executive officers each year, and the board has determined that we will conduct an annual “say-on-pay” vote.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 4:

APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

Our board of directors is requesting stockholder approval of an amendment to our Amended and Restated Certificate of Incorporation to increase our authorized number of shares of common stock from 50,000,000 shares to 100,000,000 shares.

The additional common stock to be authorized by adoption of the amendment would have rights identical to our currently outstanding common stock. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of our currently outstanding common stock, except for effects incidental to increasing the number of shares of our common stock outstanding, such as dilution of the voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

In addition to the 42,406,959 shares of common stock outstanding on March 26, 2019, our board of directors has reserved an aggregate of 4,612,625 shares of common stock for issuance upon exercise of options and rights granted under our stock option plans.

Although, at present, our board of directors has no plans to issue the additional shares of common stock, it desires to have the shares available to provide additional flexibility to use our capital stock for business and financial purposes in the future. The additional shares may be used for various purposes without further stockholder approval, except as may be required in certain cases by law or the rules of the Nasdaq Stock Market. These purposes may include expanding our business or product lines through the acquisition of other businesses or products; raising capital; providing equity incentives to employees, officers or directors; establishing strategic relationships with other companies; and other purposes.

Our audited consolidated financial statements, management’s discussion and analysis of financial condition and results of operations, and certain supplementary financial information are incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the outstanding shares of our common stock will be required to approve this amendment to our Amended and Restated Certificate of Incorporation. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. The approval of Proposal 4 is a routine proposal on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK.

PROPOSAL 5:

APPROVAL OF AMENDMENT AND RESTATEMENT OF

2010 EQUITY INCENTIVE AWARD PLAN

Introduction

Our stockholders are being asked to approve the amendment and restatement of our 2010 Equity Incentive Award Plan, or the 2010 Plan. The proposed amended and restated 2010 Plan is referred to herein as the “Restated Plan.” Our board of directors approved the Restated Plan on March 27, 2019, subject to stockholder approval. The Restated Plan will become effective as of the date our stockholders approve the Restated Plan. If the Restated Plan is approved by our stockholders, our board of directors will not grant any future awards under our Employment Inducement Equity Incentive Award Plan, or the Inducement Plan. In the event that our stockholders do not approve the Restated Plan, then it will not become effective, and the 2010 Plan will continue in full force and effect in accordance with its terms as previously approved by our stockholders, and we may continue to grant awards under the 2010 Plan, subject to its terms, conditions and limitations, using the shares available for issuance thereunder. If the Restated Plan is not approved by our stockholders, we will also continue to grant awards under the Inducement Plan.

The principal features of the Restated Plan are summarized below, but the summary is qualified in its entirety by reference to the Restated Plan itself, which is attached as Appendix A to this proxy statement.

Overview of Proposed Amendments

Elimination of Evergreen and Increase in Share Reserve. We strongly believe that an employee equity compensation program is a necessary and powerful incentive and retention tool that benefits all stockholders. As of March 22, 2019, a total of 7,500,000 shares of our common stock were reserved under the 2010 Plan, the aggregate number of shares of common stock subject to awards under the 2010 Plan was 3,977,685 and a total of 1,301,911 shares of common stock remained available under the 2010 Plan for future issuance. In addition, the 2010 Plan contains an “evergreen provision” that allows for an annual increase in the number of shares available for issuance under the 2010 Plan on January 1 of each year during the ten year term of the 2010 Plan. The annual increase in the number of shares under the 2010 Plan is equal to the least of:

•	4% of our outstanding capital stock on the first day of the applicable fiscal year; and

•	an amount determined by our board of directors.

The 2010 Plan also provides that the number of shares reserved for issuance under the 2010 Plan may be increased from time to time by the number of shares of common stock related to options granted under our 2006 Equity Incentive Award Plan, or the 2006 Plan, that are repurchased, forfeited, expire or are cancelled on or after the effective date of the 2010 Plan. As of March 22, 2019, options to purchase 43,758 shares remained outstanding under the 2006 Plan.

Notwithstanding the foregoing, the number of shares of stock that may be issued or transferred pursuant to awards under the 2010 Plan may not exceed an aggregate of 7,500,000 shares. As a result, there will be no further evergreen increases under the 2010 Plan, and no further shares will become available for issuance under the 2010 Plan due to forfeitures of 2006 Plan awards since the aggregate limit on the share reserve under the 2010 Plan has already been met.

Pursuant to the Restated Plan, an additional 4,000,000 shares are reserved for issuance under the Restated Plan over the existing share reserve under the 2010 Plan. Additionally, the evergreen provision has been removed from the Restated Plan such that any increase the total number of shares of common stock that may be issued under the Restated Plan must be approved by our stockholders. In addition, under the Restated Plan, forfeited 2006 Plan awards will no longer be added to the share reserve under the Restated Plan.

All of the foregoing share numbers may be adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading “Adjustments.”

Limit on Incentive Stock Options. Under the Restated Plan, no more than 11,500,000 shares may be issued upon the exercise of incentive stock options, or ISOs, subject to adjustment for changes in our capitalization and certain corporate transactions, as described below under the heading “Adjustments.”

Extension of Term. The Restated Plan will expire, and in no event may any awards be granted under, the Restated Plan after the tenth (10th) anniversary of the date our board of directors adopted the Restated Plan.

Prohibition on Repricing. The 2010 Plan permits the repricing of outstanding options or SARs without stockholder approval. Other than pursuant to the provisions of the Restated Plan described below under the headings “Adjustments” and “Corporate Transactions,” under the Restated Plan, the plan administrator may not without the approval of the Company’s stockholders (1) lower the exercise price of an option or SAR after it is granted or (2) cancel an option or SAR when the exercise price exceeds the fair market value of the underlying shares in exchange for cash or another award.

Limitations on Dividend Payments on Unvested Awards. The Restated Plan provides that dividends and dividend equivalents may not be paid on awards subject to vesting conditions unless and until such conditions are met. Under the Restated Plan, dividend equivalents may not be paid on stock options or SARs.

Removal of Section 162(m) Provisions. Section 162(m) of the Internal Revenue Code, or the Code, prior to the Tax Cuts and Jobs Act of 2017 (the “TCJA”), allowed performance-based compensation that met certain requirements to be tax deductible regardless of amount. This qualified performance-based compensation exception was repealed as part of the TCJA. We have removed certain provisions from the Restated Plan which were otherwise required for awards to qualify as performance-based compensation under the Section 162(m) exception prior to its repeal, including, without limitation, the limit on the number of awards that could be granted to an individual in any calendar year.

Limitations on Grants to Directors. The Restated Plan provides for limitations on grants to non-employee directors such that the sum of cash compensation, or other compensation, and the value of awards granted to a non-employee director as compensation for services as a non-employee director during any fiscal year of the Company may not exceed $750,000 (increased to $1,000,000 with respect to any non-employee director serving as Chairman of the Board or in the fiscal year of a non-employee director’s initial service as a non-employee director). The board of directors may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the board of directors may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee directors.

Tax Withholding. The Restated Plan permits the plan administrator to allow for the withholding or surrender of shares in satisfaction of tax withholding with respect to awards with a value up to the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America).

The Restated Plan is not being amended in any material respect other than to reflect the changes described above.

Equity Incentive Awards Are Critical to Long-Term Stockholder Value Creation

We believe that the adoption of the Restated Plan is essential to our success. Equity awards are intended to motivate high levels of performance, align the interests of our directors, employees and consultants with those of our stockholders by giving directors, employees and consultants the perspective of an owner with an equity stake in our company and providing a means of recognizing their contributions to the success of our company. Our board of directors and management believe that equity awards are necessary to remain competitive in our industry and are essential to recruiting and retaining the highly qualified employees who help our company meet its goals.

Our equity incentive program is broad-based. As of March 22, 2019, all 96 of our employees had received grants of equity awards, none of our approximately 50 current consultants had received grants of equity awards and all 7 of our non-employee directors had received grants of equity awards. We believe we must continue to offer a competitive equity compensation plan in order to attract, retain and motivate the industry-leading talent imperative to our continued growth and success.

Outstanding Awards Under Existing Plans — Ability to Grant Future Equity Awards is Limited

The table below presents information about the number of shares that were subject to various outstanding equity awards under our equity plans, and the shares remaining available for issuance under each such plan, each at March 22, 2019. The existing 2010 Plan and the Inducement Plan are the only equity incentive plans we currently have in place under which we can grant awards (other than the shares available for purchase under our Employee Stock Purchase Plan). As noted above, if the Restated Plan is approved by our stockholders pursuant to this Proposal 5, our board of directors will not grant any future awards under the Inducement Plan. As a result, assuming approval of this Proposal 5, the only shares we will have available for future issuance of equity awards will be the shares reserved for issuance under the Restated Plan (other than the shares available for purchase under our Employee Stock Purchase Plan).

	Number of Shares		As a % of Shares Outstanding(1)	Dollar Value(2)
2006 Plan
Options outstanding	43,718		*	$2,302,190
Weighted average exercise price of outstanding options	$28.12
Weighted average exercise remaining term of outstanding options	0.9 years
Shares available for grant under the 2006 Plan	—		—	—
2010 Plan
Options outstanding	3,568,784		8.4%	$187,932,165
Weighted average exercise price of outstanding options	25.59
Weighted average exercise remaining term of outstanding options	7.3 years
Restricted stock units outstanding	402,901		1.0%	$21,216,767
Shares available for grant under the 2010 Plan	1,301,911		3.1%	68,558,633
Proposed increase to share reserve	4,000,000		9.4%	$210,640,000
Inducement Plan
Options outstanding	595,800		1.4%	$31,374,828
Weighted average exercise price of outstanding options	$34.21
Weighted average exercise remaining term of outstanding options	8.4 years
Restricted stock units outstanding	15,000		*	$789,900
Shares available for grant under the Inducement Plan	24,925	(3)	*	1,312,551
Employee Stock Purchase Plan
Shares available for grant under the Employee Stock Purchase Plan	46,493		*	$2,448,321

*	Less than 1% of outstanding shares of our Common Stock outstanding as of March 22, 2019.
(1)	Based on 42,392,631 shares of our Common Stock outstanding as of March 22, 2019.

(2)	Based on the closing price of our Common Stock on March 22, 2019, of $52.66 per share.
(3)

Effective March 27, 2019, our board of directors approved an increase to the share reserve under the Inducement Plan of 100,000 shares. This increase represents less than 1% of our outstanding Common Stock as of March 22, 2019 and has an aggregate value of $5,266,000 based on the closing price of our Common Stock on March 22, 2019, of $52.66 per share.

Background for the Determination of the Share Reserve under the Restated Plan

In determining whether to approve the Restated Plan, our board of directors considered that:

•

The shares to be initially reserved for issuance under the Restated Plan represent an increase of 4,000,000 shares over the aggregate number of shares reserved for issuance and available for future grant under the existing 2010 Plan and the Inducement Plan as of March 22, 2019 (after giving effect to the increase to the share reserve under the Inducement Plan approved effective March 27, 2019 described above). If the Restated Plan is approved, it will represent the only equity plan under which we will be able to grant future equity awards (other than the shares available for purchase under our Employee Stock Purchase Plan) and we will no longer grant awards under the Inducement Plan.

•

Based on the compensation needs of the company and our historical equity compensation practices, we would expect to exhaust the remaining available shares under the existing 2010 Plan within the next twelve months. Also, because the aggregate limit on the shares issuable under the 2010 Plan has been met, there will be no further evergreen increases under the 2010 Plan nor will any additional shares subject to forfeited awards under the 2006 Plan become available for issuance under the 2010 Plan.

•

Although we have additional shares available for issuance under the Inducement Plan, pursuant to Nasdaq Marketplace Rule 5635(c), awards under the Inducement Plan generally may only be granted to an individual who has not previously been an employee of our company or a member of our board of directors, and such awards must be granted in connection with such individual’s commencement of employment with our company and as an inducement material to his or her entering into employment with our company. Combining the outstanding share reserve under the Inducement Plan (and discontinuing the use of the Inducement Plan) with the reservation of additional shares under our existing 2010 Plan will allow us more flexibility in our equity grant practices and ensure that we retain an important compensation tool for all employees, not just new employees.

•

In setting the size of the share reserve under the Restated Plan, as described above, our board of directors also considered the historical amounts of equity awards granted by our company in the past three years. In 2016, 2017 and 2018, equity awards representing a total of approximately 1,014,000 shares, 1,136,000 shares, and 1,035,000 shares, respectively, were granted under our equity plans, for an annual equity burn rate of 4.1%, 3.3% and 2.5%, respectively. This level of equity awards represents a 3-year average burn rate of 3.3% of common shares outstanding. Equity burn rate is calculated by dividing the number of shares subject to equity awards granted during the fiscal year by the number of common shares outstanding at the end of the fiscal year.

•

We expect the share authorization under the Restated Plan to provide us with enough shares for awards for approximately three to four years, assuming we continue to grant awards consistent with our current practices and historical usage, as reflected in our historical burn rate, and further dependent on the price of our shares and hiring activity during the next few years, forfeitures of outstanding awards, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the Restated Plan could last for a shorter or longer time.

•

In 2016, 2017 and 2018, our end of year overhang rate was 13.7%, 10.5% and 9.6%, respectively. If the Restated Plan is approved, we expect our overhang at the end of 2019 will be approximately 19%. Overhang is calculated by dividing (1) the sum of the number of shares subject to equity awards outstanding at the end of the fiscal year plus shares remaining available for issuance for future awards at the end of the fiscal year by (2) the number of shares outstanding at the end of the fiscal year.

•

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the extremely competitive labor markets in which we compete, our board of directors has determined that the size of the share reserve under the Restated Plan is reasonable and appropriate at this time. Our board of directors will not create a subcommittee to evaluate the risk and benefits for issuing shares under the Restated Plan.

Key Features of the Restated Plan

The Restated Plan reflects a broad range of compensation and governance best practices, with some of the key features of the Restated Plan as follows:

•

No Increase to Shares Available for Issuance without Stockholder Approval. Without stockholder approval, the Restated Plan prohibits any alteration or amendment that operates to increase the total number of shares of common stock that may be issued under the Restated Plan (other than adjustments in connection with certain corporate reorganizations and other events).

•

No Repricing of Awards. Other than pursuant to the provisions of the Restated Plan described below under the headings “Adjustments” and “Corporate Transactions,” the plan administrator may not without the approval of the Company’s stockholders (1) lower the exercise price of an option or SAR after it is granted or (2) cancel an option or SAR when the exercise price exceeds the fair market value of the underlying shares in exchange for cash or another award.

•

Limitations on Dividend Payments on Unvested Awards. Dividends and dividend equivalents may not be paid on awards subject to vesting conditions unless and until such conditions are met. Dividend equivalents may not be paid on stock options or SARs.

•

No In-the-Money Option or Stock Appreciation Right Grants. The Restated Plan prohibits the grant of options or SARs with an exercise or base price less than 100% of the fair market value of our Common Stock on the date of grant.

•

Independent Administration. The compensation committee of our board of directors, which consists of two or more non-employee directors, generally will administer the Restated Plan. The full board of directors will administer the Restated Plan with respect to awards granted to members of the board. The compensation committee may delegate certain of its duties and authorities to a committee of one or more directors or officers of the Company for awards to certain individuals, within specific guidelines and limitations. However, no delegation of authority is permitted with respect to awards made to individuals who (1) are subject to Section 16 of the Exchange Act, or (2) are officers of the Company and have been delegated authority to grant or amend awards under the Restated Plan.

Securities Subject to the Restated Plan

As of March 22, 2019, a total of 7,500,000 shares of our common stock are currently authorized for issuance under the 2010 Plan and will be reserved for issuance under the Restated Plan. Pursuant to the Restated Plan, the number of shares that will be reserved for issuance as of the effective date of the Restated Plan will be increased to 11,500,000. In no event may more than 11,500,000 shares be issued upon the exercise of ISOs under the Restated Plan.

To the extent that an award expires or is forfeited or an award is settled for cash, any shares subject to the award will, to the extent of such expiration, forfeiture or cash settlement, be available for future grant or sale under the Restated Plan. In addition, shares of common stock which are delivered by the holder or withheld by us in payment of the grant or exercise price or tax withholding obligation of any award under the Restated Plan will again be available for future grant or sale under the Restated Plan. If any shares of restricted stock are forfeited by a participant or repurchased by us pursuant to the Restated Plan, such shares shall again be available for future grant or sale under the Restated Plan. The payment of dividend equivalents in cash in conjunction with any outstanding awards shall not be counted against the shares of stock available for issuance under the Restated Plan.

To the extent permitted by applicable law or any exchange rule, and subject to certain other restrictions, shares issued in assumption of, or in substitution for, any outstanding awards or shares available under a pre-existing plan of an entity acquired by the Company or any of its subsidiaries that was approved by shareholders and not adopted in contemplation of such acquisition will not be counted against the shares available for grant under the Restated Plan.

Administration

The compensation committee of our board of directors will generally administer the Restated Plan (except with respect to any award granted to non-employee directors, which must be administered by our full board of directors). To the extent necessary to comply with Rule 16b-3 of the Exchange Act, the members of the compensation committee must each be a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act. In addition, to the extent required by applicable law, each member of the compensation committee shall be an “independent director” under the rules of any securities exchange on which the shares of our common stock are listed. The compensation committee may delegate certain of its duties and authorities to a committee of one or more directors or officers of the Company for awards to certain individuals, within specific guidelines and limitations. However, no delegation of authority is permitted with respect to awards made to individuals who (1) are subject to Section 16 of the Exchange Act, or (2) are officers of the Company and have been delegated authority to grant or amend awards under the Restated Plan. The compensation committee, the board of directors or any such subcommittee to which authority to grant awards has been delegated are referred to herein as the “plan administrator.” Subject to the terms and conditions of the Restated Plan, the plan administrator has the authority to select the persons to whom awards are to be made, to determine the type or types of awards to be granted to each person, the number of awards to grant, the number of shares to be subject to such awards, and the terms and conditions of such awards, and to make all other determinations and decisions and to take all other actions necessary or advisable for the administration of the Restated Plan. The plan administrator is also authorized to establish, adopt, amend or revise rules relating to administration of the Restated Plan. Our board of directors may at any time revest in itself the authority to administer the Restated Plan.

Eligibility

Options, SARs, restricted stock and other awards under the Restated Plan may be granted to individuals who are then our officers or employees or are the officers or employees of any of our subsidiaries. Such awards may also be granted to our non-employee directors and consultants but only employees may be granted ISOs. As of March 22, 2019, we had 7 non-employee directors, 96 employees and approximately 50 consultants, each of whom would have been eligible for awards under the Restated Plan had it been in effect on such date. The closing share price per share for our common stock on the Nasdaq Global Market on March 22, 2019 was $52.66.

Awards

The Restated Plan provides that the plan administrator may grant or issue stock options, SARs, restricted stock, restricted stock units, dividend equivalents, stock payments, and other incentive awards, or any combination thereof. The plan administrator will consider each award grant subjectively, considering factors such as the individual performance of the recipient and the anticipated contribution of the recipient to the attainment of our long-term goals. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

•

Nonqualified stock options, or NQSOs, provide for the right to purchase shares of our common stock at a specified price which may not be less than the fair market value of a share of common stock on the date of grant, and usually will become exercisable (at the discretion of the plan administrator) in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of performance targets established by the plan administrator. NQSOs may be granted for any term of up to ten years after the date of grant.

•

Incentive stock options, or ISOs, are designed to comply with the provisions of the Internal Revenue Code and are subject to specified restrictions contained in the Internal Revenue Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of common stock on the date of grant, may only be granted to employees, must expire within a specified period of time following the optionee’s termination of employment, and must be exercised within the ten years after the date of grant. In the case of an ISO granted to an individual who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of our capital stock, the Restated Plan provides that the exercise price must be at least 110% of the fair market value of a share of common stock on the date of grant and the ISO must expire upon the fifth anniversary of the date of its grant.

•

Restricted stock may be granted to participants and made subject to such restrictions as may be determined by the plan administrator. Typically, restricted stock may be forfeited for no consideration if the conditions or restrictions are not met, and it may not be sold or otherwise transferred to third parties until restrictions are removed or expire. Recipients of restricted stock, unlike recipients of options, may have voting rights and may receive dividends, if any, prior to the time when the restrictions lapse, provided that any dividends paid on unvested shares will be subject to the same vesting conditions as the underlying unvested shares.

•

Restricted stock units may be awarded to participants, typically without payment of consideration or for a nominal purchase price, but subject to vesting conditions including continued employment or on performance criteria established by the plan administrator. Like restricted stock, restricted stock units may not be sold or otherwise transferred or hypothecated until vesting conditions are removed or expire. Unlike restricted stock, stock underlying restricted stock units will not be issued until the restricted stock units have vested, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

•

SARs granted under the Restated Plan typically provide for payments to the holder based upon increases in the price of our common stock over the exercise price of the SAR. The exercise price of a SAR may not be less than the fair market value of a share of common stock on the date of grant. There are no restrictions specified in the Restated Plan on the exercise of SARs or the amount of gain realizable therefrom, other than a SAR may not have a term in excess of ten years from the date of grant. The plan administrator may elect to pay SARs in cash or in common stock or in a combination of both.

•

Dividend equivalents represent the value of the dividends, if any, per share paid by us, calculated with reference to the number of shares covered by the awards held by the participant. Dividends and dividend equivalents may not be paid on awards subject to vesting conditions unless and until such conditions are met. Dividend equivalents may not be paid on stock options or SARs.

•

Stock payments may be authorized by the plan administrator in the form of common stock or an option or other right to purchase common stock as part of a deferred compensation arrangement, made in lieu of all or any part of compensation, including bonuses, that would otherwise be payable to employees, consultants or members of our board of directors.

•

Other incentive awards may be authorized by the plan administrator and may provide participants with shares of common stock or the right to purchase shares of common stock or may have a value derived from the value of, or an exercise or conversion privilege at a price related to shares of common stock or a cash value, or otherwise be payable in shares of common stock or cash. Other incentive awards may be linked to the attainment of specific performance goals determined appropriate by the plan administrator. Other incentive awards may be paid in cash, common stock or other property, or a combination thereof, as determined by the plan administrator.

Performance Criteria

The plan administrator may grant awards that are paid, vest or become exercisable upon the attainment of company performance criteria which may be related to one or more performance criteria as applicable to our performance or the performance of a division, business unit or an individual, measured either in absolute terms, on a same-property basis, as compared to any incremental increase or as compared to results of a peer group, which performance criteria may include, but are not limited to: operating or other costs and expenses, improvements in expense levels, cash flow (including, but not limited to, operating cash flow and free cash flow), return on net assets, stockholders’ equity, return on stockholders’ equity, return on sales, gross or net profit or operating margin, working capital, net earnings (either before or after interest, taxes, depreciation and amortization), gross or net sales or revenue, net income (either before or after taxes), adjusted net income, operating earnings, earnings per share of stock, adjusted earnings per share of stock, price per share of stock, capital raised in financing transactions or other financing milestones, market recognition (including but not limited to awards and analyst ratings), financial ratios, implementation or completion of critical projects, comparisons with various stock market indices, and implementation, completion or attainment of objectively determinable objectives relating to research, development, regulatory, commercial or strategic milestones or development. These performance criteria may be measured in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

The plan administrator may provide for adjustments for such items as it determines are appropriate, in its discretion, which may include, but are not limited to, one or more of the following: items related to a change in accounting principle, items relating to financing activities, expenses for restructuring or productivity initiatives, other non-operating items, items related to acquisitions, items attributable to the business operations of any entity acquired by us during the performance period, items related to the disposal of a business of segment of a business, items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards, items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the performance period, any other items of significant income or expense which are determined to be appropriate adjustments, items relating to unusual, infrequently occurring or non-recurring charges, events or developments, items related to amortization of acquired intangible assets, items that are outside the scope of our core, on-going business activities, items relating to changes in tax laws, items relating to gains or losses for litigation, arbitration and contractual settlements, or items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

Tax Withholding

The Restated Plan permits the plan administrator to allow for the withholding or surrender of shares in satisfaction of tax withholding with respect to awards with a value up to the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America).

Transferability of Awards

Unless the plan administrator provides otherwise, the Restated Plan generally does not allow for the transfer of awards, and only the recipient of an option or SAR may exercise such an award during his or her lifetime.

Forfeiture, Recoupment and Clawback Provisions

Pursuant to its general authority to determine the terms and conditions applicable to awards under the Restated Plan, the plan administrator has the right to provide, in an award agreement or otherwise, that an award shall be subject to the provisions of any recoupment or clawback policies implemented by us, including, without limitation, any recoupment or clawback policies adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.

Adjustments

If there is any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of our assets to stockholders, or any other change affecting the shares of our common stock or the share price of our common stock other than an equity restructuring (as defined in the Restated Plan), the plan administrator will make such equitable adjustments, if any, as the plan administrator in its discretion may deem appropriate to reflect such change with respect to (1) the aggregate number and type of shares that may be issued under the Restated Plan and the limit on ISOs under the Restated Plan, (2) the terms and conditions of any outstanding awards (including, without limitation, any applicable performance targets or criteria with respect thereto), and (3) the grant or exercise price per share for any outstanding awards under the plan. If there is any equity restructuring, (1) the number and type of securities subject to each outstanding award and the grant or exercise price per share for each outstanding award, if applicable, will be proportionately adjusted, and (2) the plan administrator will make proportionate adjustments to reflect such equity restructuring with respect to the aggregate number and type of shares that may be issued under the Restated Plan and the limit on ISOs under the Restated Plan. Adjustments in the event of an equity restructuring will not be discretionary. The plan administrator also has the authority under the Restated Plan to take certain other actions with respect to outstanding awards in the event of a corporate transaction, including provision for the cash-out, termination, assumption or substitution of such awards.

Corporate Transactions

In the event of a change in control where the acquirer does not assume awards granted under the Restated Plan, awards issued under the Restated Plan will be subject to accelerated vesting such that 100% of the awards will become vested and exercisable or payable, as applicable. Under the Restated Plan, a change in control is generally defined as:

•

a transaction or series of related transactions (other than an offering of our stock to the general public through a registration statement filed with the Securities and Exchange Commission, or SEC) whereby any person or entity or related group of persons or entities (other than us, our subsidiaries, an employee benefit plan maintained by us or any of our subsidiaries or a person or entity that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, us) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% of the total combined voting power of our securities outstanding immediately after such acquisition;

•

during any two-year period, individuals who, at the beginning of such period, constitute our board of directors together with any new director(s) whose election by our board of directors or nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of our board of directors; or

•

our consummation (whether we are directly or indirectly involved through one or more intermediaries) of (1) a merger, consolidation, reorganization, or business combination or (2) the sale, exchange or transfer of all or substantially all of our assets in any single transaction or series of transactions or (3) the acquisition of assets or stock of another entity, in each case other than a transaction:

•

which results in our voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into our voting securities or the voting securities of the person that, as a result of the transaction, controls us, directly or indirectly, or owns, directly or indirectly, all or substantially all of our assets or otherwise succeeds to our business (we or such person being referred to as a successor entity)) directly or indirectly, at least a majority of the combined voting power of the successor entity’s outstanding voting securities immediately after the transaction, and

•

after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the successor entity; provided, however, that no person or group is treated as beneficially owning 50% or more of combined voting power of the successor entity solely as a result of the voting power held in us prior to the consummation of the transaction.

Amendment and Termination of the Restated Plan

Our compensation committee or board of directors may terminate, amend or modify the Restated Plan. However, stockholder approval of any amendment to the Restated Plan will be obtained to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, or for any amendment to the Restated Plan that increases the number of shares available under the Restated Plan.

Unless earlier terminated by our board of directors, the Restated Plan will terminate on the tenth anniversary of the date our board of directors adopted the Restated Plan.

Repricing Prohibited

Other than pursuant to the provisions of the Restated Plan described above under the headings “Adjustments” and “Corporate Transactions,” the plan administrator may not without the approval of the Company’s stockholders (1) lower the exercise price of an option or SAR after it is granted or (2) cancel an option or SAR when the exercise price exceeds the fair market value of the underlying shares in exchange for cash or another award.

Securities Laws

The Restated Plan is intended to conform with all provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. The Restated Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.

Federal Income Tax Consequences Associated with the Restated Plan

The federal income tax consequences of the Restated Plan under current federal income tax law are summarized in the following discussion which deals with the general tax principles applicable to the Restated Plan and is intended for general information only. The following discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the Restated Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. This summary is not intended to be complete and does not describe foreign, state and local tax laws, employment, estate or gift tax considerations. The tax information summarized is not tax advice.

Stock Options and Stock Appreciation Rights. A Restated Plan participant generally will not recognize taxable income and we generally will not be entitled to a tax deduction upon the grant of a stock option or stock appreciation right. The tax consequences of exercising a stock option and the subsequent disposition of the shares received upon exercise will depend upon whether the option qualifies as an “incentive stock option” as defined in Section 422 of the Internal Revenue Code. The Restated Plan permits the grant of options that are intended to qualify as incentive stock options as well as options that are not intended to so qualify; however, incentive stock options generally may be granted only to our employees and employees of our parent or subsidiary corporations, if any. Upon exercising an option that does not qualify as an incentive stock option when the fair market value of our stock is higher than the exercise price of the option, a Restated Plan participant generally will recognize taxable income at ordinary income tax rates equal to the excess of the fair market value of the stock on the date of exercise over the purchase price, and we (or our subsidiaries, if any) generally will be entitled to a corresponding tax deduction for compensation expense, in the amount equal to the amount by which the fair market value of the shares purchased exceeds the purchase price for the shares. Upon a subsequent sale or other disposition of the option shares, the participant will recognize a short term or long term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.

Upon exercising an incentive stock option, a Restated Plan participant generally will not recognize taxable income, and we will not be entitled to a tax deduction for compensation expense. However, upon exercise, the amount by which the fair market value of the shares purchased exceeds the purchase price will be an item of adjustment for alternative minimum tax purposes. The participant will recognize taxable income upon a sale or other taxable disposition of the option shares. For federal income tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition generally occurs if the sale or other disposition is made more than two years after the date the option was granted and more than one year after the date the shares are transferred upon exercise. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition generally will result.

Upon a qualifying disposition of incentive stock option shares, the participant will recognize long term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the shares over their purchase price. If there is a disqualifying disposition of the shares, then the excess of the fair market value of the shares on the exercise date (or, if less, the price at which the shares are sold) over their purchase price will be taxable as ordinary income to the participant. If there is a disqualifying disposition in the same year of exercise, it eliminates the item of adjustment for alternative minimum tax purposes. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the participant.

We will not be entitled to any tax deduction if the participant makes a qualifying disposition of incentive stock option shares. If the participant makes a disqualifying disposition of the shares, we should be entitled to a tax deduction for compensation expense in the amount of the ordinary income recognized by the participant.

Upon exercising or settling a stock appreciation right, a Restated Plan participant will recognize taxable income at ordinary income tax rates, and we should be entitled to a corresponding tax deduction for compensation expense, in the amount paid or value of the shares issued upon exercise or settlement. Payments in shares will be valued at the fair market value of the shares at the time of the payment, and upon the subsequent disposition of the shares the participant will recognize a short term or long term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.

Restricted Stock and Restricted Stock Units. A Restated Plan participant generally will not recognize taxable income at ordinary income tax rates and we generally will not be entitled to a tax deduction upon the grant of restricted stock or restricted stock units. Upon the termination of restrictions on restricted stock or the payment of restricted stock units, the participant will recognize taxable income at ordinary income tax rates, and we should be entitled to a corresponding tax deduction for compensation expense, in the amount paid to the participant or the amount by which the then fair market value of the shares received by the participant exceeds the amount, if any, paid for them. Upon the subsequent disposition of any shares, the participant will recognize a short term or long term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares. However, a Restated Plan participant granted restricted stock that is subject to forfeiture or repurchase through a vesting schedule such that it is subject to a “risk of forfeiture” (as defined in Section 83 of the Internal Revenue Code) may make an election under Section 83(b) of the Internal Revenue Code to recognize taxable income at ordinary income tax rates, at the time of the grant, in an amount equal to the fair market value of the shares of common stock on the date of grant, less the amount paid, if any, for such shares. We will be entitled to a corresponding tax deduction for compensation, in the amount recognized as taxable income by the participant. If a timely Section 83(b) election is made, the participant will not recognize any additional ordinary income on the termination of restrictions on restricted stock, and we will not be entitled to any additional tax deduction.

Dividend Equivalents, Stock Payment Awards and Other Incentive Awards. A Restated Plan participant will not recognize taxable income and we will not be entitled to a tax deduction upon the grant of dividend equivalents, stock payment awards or other incentive awards until cash or shares are paid or distributed to the participant. At that time, any cash payments or the fair market value of shares that the participant receives will be taxable to the participant at ordinary income tax rates and we should be entitled to a corresponding tax deduction for compensation expense. Payments in shares will be valued at the fair market value of the shares at the time of the payment, and upon the subsequent disposition of the shares, the participant will recognize a short term or long term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.

Section 409A of the Internal Revenue Code. Certain types of awards under the Restated Plan may constitute, or provide for, a deferral of compensation under Section 409A. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% federal income tax (and, potentially, certain interest penalties). To the extent applicable, the Restated Plan and awards granted under the Restated Plan will be structured and interpreted to comply with Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Section 409A.

Tax Consequences to the Company. To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services should be entitled to a corresponding deduction provided that, among other things, the amount (1) meets the test of reasonableness, (2) is an ordinary and necessary business expense, (3) is not an “excess parachute payment” within the meaning of Section 280G of the Code, and (4) is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Section 162(m) Limitation. In general, under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for covered employees, generally all named executive officers and any covered employee from a previous year, exceeds $1 million in any one year.

New Plan Benefits

Our non-employee directors will be eligible to receive automatic option grants under the Restated Plan, as described above under “Director Compensation.” All other future grants under the Restated Plan are within the discretion of the plan administrator and the benefits of such grants are, therefore, not determinable.

Plan Benefits

As of March 22, 2019, each of our named executive officers and the other groups identified below have received the following option and RSU grants under the 2010 Plan since its inception:

	Stock Options Granted (#)	Restricted Stock Units Granted (#)
Stephen J. Farr, Ph.D. Chief Executive Officer and President	1,041,869	73,750
Michael P. Smith Executive Vice President, Chief Financial Officer, Treasurer and Secretary	101,250	14,375
Bradley S. Galer, M.D. Executive Vice President and Chief Medical Officer	286,000	24,375
Gail M. Farfel, Ph.D. Executive Vice President and Chief Development Officer	271,750	23,375
Ashish M. Sagrolikar Executive Vice President, Chief Commercial Officer	63,750	8,125
All current executive officers as a group (5 persons)	1,764,619	144,000
All current directors who are not executive officers as a group (7 persons)	938,617	7,500
Erle T. Mast, director nominee	91,499	—
Renee P. Tannenbaum, PharmD., director nominee	73,375	—
All employees who are not executive officers as a group (91 persons)	1,598,612	399,266

Vote Required; Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the annual meeting is required to approve the Restated Plan.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2010 EQUITY INCENTIVE AWARD PLAN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock at March 26, 2019 for:

•	each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Zogenix, Inc., 5959 Horton Street, Suite 500, Emeryville, California 94608. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us by the stockholders, that each person or group named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

For each person and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the 42,406,959 shares of common stock outstanding on March 26, 2019 and the number of shares of common stock that such person or group had the right to acquire on or within 60 days of that date, including, but not limited to, upon the exercise of stock options. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

	Shares Beneficially Owned
Beneficial Owner	Number	Percentage
5% or Greater Stockholders:
FMR LLC(1) 245 Summer Street Boston, MA 02210	4,556,283	10.7%
Perceptive Advisors LLC(2) 51 Astor Place, 10th Floor New York, NY 10003	3,790,216	8.9%
Blackrock, Inc.(3) 55 East 52nd Street New York, NY 10055	3,582,746	8.4%
Scopia Capital Management LP(4) 152 West 57th Street, 33rd Floor New York, NY 10019	2,985,834	7.0%
Cadian Capital Management, LP(5) 535 Madison Avenue 36th Floor New York, NY 10022	2,718,946	6.4%
The Bank of New York Mellon Corporation(6) 240 Greenwich Street New York, NY 10286	2,509,486	5.9%
RA Capital Management, LLC(7) 20 Park Plaza, Suite 1200 Boston, MA 02116	2,382,168	5.6%

	Shares Beneficially Owned
Beneficial Owner	Number	Percentage
Named Executive Officers and Directors:
Stephen J. Farr, Ph.D.(8)	640,125	1.5%
Michael P. Smith(9)	93,604	*
Bradley S. Galer, M.D.(10)	217,253	*
Gail Farfel, Ph.D.(11)	128,919	*
Ashish M. Sagrolikar(12)	2,656	*
James B. Breitmeyer, M.D., Ph.D.(13)	80,875	*
Louis C. Bock (14)	64,000	*
Cam L. Garner(15)	95,843	*
Roger L. Hawley(16)	365,773	*
Erle T. Mast(17)	94,744	*
Renee P. Tannenbaum, Pharm.D.(18)	65,872	*
Mark Wiggins(19)	89,625	*
All directors and current executive officers as a group (12 persons)(20)	1,939,289	4.4%

(1)

Based on information contained in Schedule 13G/A filed with the SEC on February 11, 2019 by, FMR LLC and Abigail P. Johnson. The Schedule 13G, as amended, states that FMR LLC has sole power to vote 85,386 shares and sole dispositive power over all the reported shares. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC.

(2)

Based on information contained in Schedule 13G/A filed with the SEC on February 14, 2019 by, Perceptive Advisors LLC, Joseph Edelman and Perceptive Life Sciences Master Fund, Ltd. The Schedule 13G, as amended, states that Perceptive Advisors LLC and Joseph Edelman have shared voting and dispositive power over all such shares. Perceptive Life Sciences Master Fund Ltd directly holds all such shares. Perceptive Advisors LLC serves as the investment manager for Perceptive Life Sciences Master Fund Ltd. Mr. Edelman is the managing member of Perceptive Advisors LLC.

(3)

Based on information contained in Schedule 13G/A filed with the SEC on February 6, 2019 by Blackrock, Inc. The Schedule 13G, as amended, states that Blackrock, Inc. has sole voting power over 3,458,241 shares and sole dispositive power over all the reported shares.

(4)

Based on information contained in Schedule 13G/A filed with the SEC on January 10, 2019 by Scopia Capital Management LP, Scopia Management, Inc., Matthew Sirovich and Jeremy Mindich. The Schedule 13G, as amended, states that the reporting persons have shared voting and dispositive power over all the reported shares and all such shares are directly held by advisory clients of Scopia Capital Management LP, and none of such advisory clients individually holds more than 5% of Zogenix’s outstanding shares of common stock.

(5)

Based on information contained in Schedule 13G filed with the SEC on February 13, 2019 by Cadian Capital Management, LP, Cadian Capital Management GP, LLC and Eric Bannasch. The Schedule 13G states that the reporting persons have shared voting and dispositive power over all the reported shares and all such shares are directly held by advisory clients of Cadian Capital Management, LP, and none of such advisory clients individually holds more than 5% of Zogenix’s outstanding shares of common stock.

(6)

Based on information contained in Schedule 13G filed with the SEC on February 4, 2019 by The Bank of New York Mellon Corporation, BNY Mellon IHC, LLC and MBC Investments Corporation. The Schedule 13G states that (a) The Bank of New York Mellon Corporation has sole power to vote 2,341,786 of the shares and dispose of 2,360,283 shares and shared power to dispose of 75,125 shares and (b) that each of BNY Mellon IHC, LLC and MBC Investments Corporation have sole power to vote 2,006,007 shares and dispose of 2,024,504 shares and shared power to dispose of 75,125 shares. All of the shares are beneficially owned by The Bank of New York Mellon Corporation and its direct or indirect subsidiaries in their various fiduciary capacities. No individual accounts holds 5% or more of Zogenix’s outstanding shares of common stock.

(7)

Based on information contained in Schedule 13G/A filed with the SEC on February 14, 2019 by RA Capital Management, LLC (“RAC Management”) and Peter Kolchinsky, The Scehdule 13G, as amended, states that the reporting persons have shared voting and dispositive power over all the reported shares and that 2,030,395 of the shares are held by RA Capital Healthcare Fund, L.P. (the “RAC Fund”) for which RAC Management acts as the general partner, and that 351,773 shares are held in a separately managed account for which the RAC Fund serves as the investment adviser. The RAC Fund has delegated to RAC Management the sole power to vote and the sole power to dispose of all securities held in the Fund’s portfolio, including all of the reported shares. Dr. Kolchinsky is the manager of RAC Management.

(8)	Includes 585,410 shares issuable pursuant to stock options exercisable within 60 days of March 26, 2019 and 54,715 shares held directly by Dr. Farr.
(9)	Includes 92,344 shares issuable pursuant to stock options exercisable within 60 days of March 26, 2019 and 1,260 shares held directly by Mr. Smith.
(10)	Includes 211,470 shares issuable pursuant to stock options exercisable within 60 days of March 26, 2019 and 5,783 shares held directly by Dr. Galer.
(11)	Includes 120,582 shares issuable pursuant to stock options exercisable within 60 days of March 26, 2019 and 8,337 shares held directly by Dr. Farfel.
(12)	Consists solely of 2,656 shares issuable pursuant to stock options exercisable within 60 days of March 26, 2019.
(13)	Includes 79,625 shares issuable pursuant to stock options exercisable within 60 days of March 26, 2019 and 1,250 shares held directly by Dr. Breitmeyer.
(14)	Consists solely of 64,000 shares issuable pursuant to stock options exercisable within 60 days of March 26, 2019.
(15)	Includes 55,000 shares issuable pursuant to stock options exercisable within 60 days of March 26, 2019 and 40,843 shares held by Garner Investments, LLC, of which Mr. Garner is the managing member.
(16)

Includes 295,198 shares issuable pursuant to stock options exercisable within 60 days of March 26, 2019 and 90,575 shares held directly by Mr. Hawley. Mr. Hawley resigned from our board of directors effective as of March 31, 2019.

(17)	Includes 91,717 shares issuable pursuant to stock options exercisable within 60 days of March 26, 2019 and 3,027 shares held directly by Mr. Mast.
(18)	Includes 18,000 shares issuable pursuant to stock options exercisable within 60 days of March 26, 2019 and 47,872 shares held directly by Dr. Tannenbaum.
(19)	Consists solely of 89,625 shares issuable pursuant to stock options exercisable within 60 days of March 26, 2019.
(20)	Includes 1,705,627 shares issuable pursuant to stock options exercisable within 60 days of March 26, 2019 and 232,402 shares beneficially owned by the directors and current executive officers.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

The following table sets forth certain information about our executive officers as of March 26, 2019:

Name	Age	Position
Executive Officers:
Stephen J. Farr, Ph.D.	59	Chief Executive Officer, President and Director
Michael P. Smith	50	Executive Vice President, Chief Financial Officer, Treasurer and Secretary
Bradley S. Galer, M.D.	56	Executive Vice President, Chief Medical Officer
Gail M. Farfel, Ph.D.	54	Executive Vice President, Chief Development Officer
Ashish M. Sagrolikar	52	Executive Vice President, Chief Commercial Officer

Executive Officers

The biography of Stephen J. Farr, Ph.D. can be found above under the “Board of Directors” heading.

Michael P. Smith has served as our Executive Vice President, Chief Financial Officer, Treasurer and Secretary since January 2017. From January 2015 through December 2016, Mr. Smith served as Chief Financial Officer of Raptor Pharmaceutical Corp., a global biopharmaceutical company focused on the development and commercialization of transformative therapeutics for rare diseases that was acquired by Horizon Pharma plc. in October 2016. In this role, he was responsible for the finance, accounting, corporate development, corporate strategy, intellectual property, and information management business functions. From May 2012 to January 2015, Mr. Smith served as Chief Financial and Business Advisor at Catalyst Biosciences. Prior to that role, from September 2010 to April 2011, he was Vice President of Business Development at iPierian, Inc., and from June 2006 to July 2009, he served as Head of Business Development and Chief Financial Officer of Memory Pharmaceuticals Corporation. Mr. Smith received his B.S. in Commerce from the University of Virginia and his M.B.A. from the Haas School of Business at the University of California, Berkeley.

Bradley S. Galer, M.D. has served as our Executive Vice President and Chief Medical Officer since December 2013. Prior to joining the company, Dr. Galer served as President of the Pain Group at Nuvo Research, Inc., a specialty pharmaceutical company with three commercialized topically delivered pain products from December 2009 to December 2013. In this position, he oversaw the strategy and operations of the Pain Group, including its commercialization, drug development activities, business development and licensing opportunities and liaising with partners. Prior to joining Nuvo, Dr. Galer was employed at Endo Pharmaceuticals Inc., as Senior Medical Officer and Group Vice President, Scientific Affairs from August 2002 to October 2005, where he was responsible for the departments of Clinical and Biostatistics, Medical Affairs, Pharmacovigilance, Medical Liaison and Medical Information. He and his team provided clinical and scientific leadership for the development and marketing of analgesic and migraine products, including Lidoderm, Percocet, Opana, Opana ER and Frova. Dr. Galer has also held numerous other industry positions, along with academic and clinical appointments. He has published over 200 articles on pain management in peer review journals and textbooks. Dr. Galer received his medical doctorate and a neurology residency from Albert Einstein in New York and two Pain Fellowships, at Memorial Sloane-Kettering in New York and University of California San Francisco, as well as headache training at Montefiore Headache Clinic in New York and University of California San Francisco.

Gail M. Farfel, Ph.D. has served as our Executive Vice President and Chief Development Officer since July 2015. From December 2012 to June 2015, Dr. Farfel was Chief Clinical and Regulatory Officer of Marinus Pharmaceuticals, establishing and overseeing clinical, medical and regulatory strategies for adult and pediatric seizure disorders, including a pediatric epileptic orphan disease. From May 2008 until December 2012, Dr. Farfel served as President of G. Meredith Consulting LLC, a firm providing strategic consulting and support to biopharmaceutical and software development companies. Dr. Farfel was Vice President, Therapeutic Area and Head for Neuroscience Clinical Development and Medical Affairs at Novartis Pharmaceuticals Corporation, where she oversaw a portfolio of products including Gilenya® for multiple sclerosis, Exelon® and the Exelon® Patch for Alzheimer’s disease and Parkinson’s disease, and the antidepressant, agomelatine. Dr. Farfel began her career in pharmaceutical drug development at Pfizer, Inc., where she worked in Clinical Development and Global Medical Affairs, directing programs through all stages of clinical development and regulatory submissions. Dr. Farfel is the author of over 50 scientific articles in the areas of neuropsychopharmacology and drug effects, and earned her Ph.D. in Neuropsychopharmacology from the University of Chicago, where she received the Ginsburg Prize for Dissertation Excellence. Dr. Farfel also holds a Bachelor’s degree in Biochemistry from the University of Virginia.

Ashish M. Sagrolikar has served as our Executive Vice President and Chief Commercial Officer since July 2018. Mr. Sagrolikar has over twenty five years of global pharmaceutical sales, marketing and operations experience. Mr. Sagrolikar previously served as Vice President, Marketing at GlaxoSmithKline plc from April 2014 through June 2018 after joining GlaxoSmithKline plc as Commercial Leader, Rare Diseases in June 2013. From November 2009 through June 2013, Mr. Sagrolikar served in various sales, marketing and business development roles at Baxter International Inc. Mr. Sagrolikar earned his MBA at the Institute of Management Development (IMD) in Lausanne, Switzerland, in 2000, and a Bachelor of Pharmacy from the Government College of Pharmacy, Karad, India, in 1987.

Compensation Discussion and Analysis

Overview

This compensation discussion and analysis provides information about the material components of our executive compensation program for our “named executive officers” for 2018, consisting of the following persons:

•	Stephen J. Farr, Ph.D., our Chief Executive Officer and President;

•	Michael P. Smith, our Executive Vice President, Chief Financial Officer, Treasurer and Secretary

•	Bradley S. Galer, M.D., our Executive Vice President and Chief Medical Officer;

•	Gail M. Farfel, Ph.D., our Executive Vice President, Chief Development Officer; and

•	Ashish M. Sagrolikar, our Executive Vice President, Chief Commercial Officer.

Specifically, this compensation discussion and analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each compensation component that we provide. In addition, we explain how and why the compensation committee and our board of directors arrived at specific compensation policies and decisions involving our executive officers during the year ended December 31, 2018.

Executive Summary

We recognize that the ability to excel depends on the integrity, knowledge, imagination, skill, diversity and teamwork of our employees. To this end, the key objectives of our executive compensation program are:

•	To attract, engage and retain an executive team who will provide leadership for our future success by providing competitive total pay opportunities.

•	To establish a direct link between our business results, individual executive performance and total executive compensation.

•	To align the interests of our executive officers with those of our stockholders.

The primary elements of our executive compensation program are (1) base salary, (2) annual short-term cash incentives, (3) long-term equity incentives, (4) post-termination benefits, and (5) other benefits, such as health insurance and retirement benefits. We believe that each component aligns the interests of our named executive officers with the interests of our stockholders in different ways, whether through focusing on short-term and long-term performance goals, promoting an ownership mentality toward one’s job, or linking individual performance to our performance.

In general, the majority of our named executive officers’ total compensation is tied directly to corporate and individual performance, increases in our stock price, or both. Specific elements of our executive compensation program that demonstrate our pay-for-performance philosophy include:

•	The performance measures in our short-term cash incentive program are linked to key corporate objectives.

•	Corporate achievement represents the majority of each executive’s annual bonus opportunity.

•	Our long-term equity incentives are primarily granted in the form of stock options, which provide value to our executives only if our stock price increases.

This mix of compensation is intended to ensure that total compensation reflects our overall success or failure and to motivate executive officers to meet appropriate performance measures. In determining each element of compensation for any given year, our board of directors and our compensation committee consider and determine each element individually and then review the resulting total compensation and determine whether it is reasonable and competitive. We do not have a pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation.

We believe that the total compensation received by our named executive officers relating to 2018 was appropriate when viewed in light of our corporate achievements during 2018 and the individual performance of our named executive officers.

Compensation Determination Process

The compensation committee of our board of directors develops, reviews and approves each of the elements of our executive compensation program. The compensation committee also regularly assesses the effectiveness and competitiveness of our compensation programs.

In the first quarter of each year, the compensation committee reviews the performance of each of our named executive officers during the previous year. At this time the compensation committee also reviews our performance relative to the corporate performance objectives set by the board of directors for the year under review and makes the final bonus payment determinations based on our performance and the compensation committee’s evaluation of each named executive officer’s performance for the year under review. In connection with this review, the compensation committee also reviews and adjusts, as appropriate, annual base salaries for our named executive officers and grants, as appropriate, additional stock option awards to our named executive officers and certain other eligible employees for the then-current fiscal year.

During the fourth quarter of each year our compensation committee also reviews the corporate performance objectives for purposes of our performance bonus programs for the following year, but such objectives historically have been recommended to the full board of directors for approval. Our Chief Executive Officer, with the assistance and support of our Chief Financial Officer and our human resources department, aids the compensation committee by providing annual recommendations regarding the compensation of all of our named executive officers, other than himself. The compensation committee also, on occasion, meets with our Chief Executive Officer to obtain recommendations with respect to our compensation programs and practices generally. The compensation committee considers, but is not bound to accept, the Chief Executive Officer’s recommendations with respect to named executive officer compensation. In the beginning of each year, our named executive officers work with our Chief Executive Officer to establish their individual performance goals for the year, based on their respective roles within the company.

Our Chief Executive Officer generally attends all of the compensation committee meetings, but the compensation committee also holds executive sessions that are not attended by any members of management or non-independent directors, as needed from time to time. Any deliberations or decisions regarding our Chief Executive Officer’s compensation are made without him present.

Role of Compensation Consultant and Comparable Company Information

Our compensation committee has not historically established compensation levels based on benchmarking. Our compensation committee has instead relied upon the judgment of its members in making compensation decisions, after reviewing our performance and carefully evaluating a named executive officer’s performance during the year against established goals, leadership qualities, operational performance, business responsibilities, career with our company, current compensation arrangements and long-term potential to enhance stockholder value.

The compensation committee is authorized to retain the services of third-party compensation consultants and other outside advisors from time to time, as the committee sees fit, in connection with compensation matters. Compensation consultants and other advisors retained by the compensation committee will report directly to the compensation committee which has the authority to select, retain and terminate any such consultants or advisors.

In 2018, the compensation committee determined to engage Radford as its independent compensation consultant to provide compensation consulting services. Specifically, for 2018, the compensation committee requested Radford to advise it on a variety of compensation-related issues, including:

•	compiling, analyzing and presenting third-party survey data regarding the compensation of executives and non-employee directors at comparable companies;

•

evaluating our current equity compensation program relative to our peer group, including equity ownership levels, and advising on a potential stock option repricing program, that was not ultimately undertaken; and

•	providing general information concerning executive compensation trends and developments.

Radford did not provide any other services to us in 2018 beyond its engagement as an advisor to the compensation committee on executive compensation matters. After review, the compensation committee has determined that there is no conflict of interest resulting from retaining Radford currently or during the year ended December 31, 2018. In reaching these conclusions, the compensation committee considered the factors set forth in Exchange Act Rule 10C-1.

For 2018, Radford assisted the compensation committee in confirming a peer group of companies to be used in the compensation setting process. For 2018, a peer group of 24 life sciences companies in similar phases of development as us with the following characteristics was selected based on the following parameters and not on the basis of executive compensation levels:

•

Market capitalization less than $1.0 billion (average market capitalization of $1.382 billion) (as of November 24, 2017, when the peer group was first approved by the compensation committee for 2018 compensation purposes)). Zogenix had a 30-day average market capitalization of $1.339 billion as of such date, and ranked in the 58th percentile relative to the peer group on this metric;

•

Annual revenues of less than $100.0 million (with average annual revenues of $16.6 million) (as of November 24, 2017, when the peer group was first approved by the compensation committee for 2018 compensation purposes)). Zogenix had trailing twelve-month revenues of approximately $27.4 million as of such date and ranked in the 78th percentile relative to the peer group on this metric; and

•

Less than 400 employees (with an average of 134 employees (as of November 24, 2017, when the peer group was first approved by the compensation committee for 2018 compensation purposes)). Zogenix had 67 employees as of such time and ranked in the 4th percentile relative to the peer group on this metric.

Our 2018 peer group consisted of the following companies:

Acceleron Pharma	Flexion Therapeutics
Achaogen	Global Blood Therapeutics
Adamas Pharmaceuticals	Heron Therapeutics
Aerie Pharmaceuticals	Insmed
Akebia Therapeutics	La Jolla Pharmaceutical Company
Alder BioPharmaceuticals	Loxo Oncology
Amicus Therapeutics	Prothena
Array BioPharma	Rigel Pharmaceuticals
Atara Biotherapeutics	Sage Therapeutics
Cytokinetics	Sangamo Therapeutics
Dermira	Ultragenyx Pharmaceutical
Dynavax Technologies	Xencor

Although we maintain the peer group for executive compensation purposes, the peer group compensation data is limited to publicly available information and therefore does not necessarily provide comparisons for all officers by position as is offered by more comprehensive survey data, which has the advantage of including data on executive positions beyond what is available in public filings. In light of this, during 2018, the compensation committee also reviewed data from The Radford Global Life Sciences Compensation Survey, which included compensation data for public companies throughout the United States primarily from the life sciences industry, with under 500 employees and market capitalizations of between $400 million and $3.5 billion. With respect to the survey data presented to the compensation committee, the identities of the individual companies included in the survey were not provided to the compensation committee, and the compensation committee did not refer to individual compensation information for such companies. We believe that by utilizing both sets of data, which are weighted equally in determining the final comparable company information reviewed by our compensation committee, our compensation committee is able to review an appropriate set of competitive data for use in making compensation decisions. We believe that by utilizing both publicly available peer group data and the survey data from the published surveys, we are able to develop the best set of competitive data for use in making compensation decisions.

Our compensation committee reviewed the foregoing comparable company data in connection with its determinations of the 2018 base salaries, target bonuses and equity awards for our named executive officers. However, our committee did not attempt to set our compensation levels or awards at a certain target percentile with respect to the comparable company data or otherwise rely entirely on that data to determine named executive officer compensation. Instead, as described above and consistent with past practice, the compensation committee members relied on their judgment and experience in setting those compensation levels and making those awards.

We expect that the compensation committee will continue to review comparable company data in connection with setting the compensation we offer our named executive officers to help ensure that our compensation programs are competitive and fair.

We strive to achieve an appropriate mix between equity incentive awards and cash payments in order to meet our objectives. Any apportionment goal is not applied rigidly and does not control our compensation decisions, and our compensation committee does not have any formal policies for allocating compensation between long-term and short-term compensation or cash and non-cash compensation.

The compensation levels of the named executive officers reflect to a significant degree the varying roles and responsibilities of such executives. As a result of the compensation committee’s and the board of director’s assessment of our Chief Executive Officer’s and President’s roles and responsibilities within our company, there are significant compensation differentials between these named executive officers and our other named executive officers.

We do not yet have a formal policy to adjust or recover awards or payments if the relevant performance measures upon which they are based are restated or are otherwise adjusted in a manner that would otherwise reduce the size of the initial payment or award.

Executive Compensation Components

The following describes each component of our executive compensation program, the rationale for each, and how compensation amounts are determined.

Base Salaries

In general, base salaries for our named executive officers are initially established through arm’s length negotiation at the time the executive is hired, taking into account such executive’s qualifications, experience and prior salary. Base salaries of our named executive officers are approved and reviewed annually by our compensation committee and adjustments to base salaries are based on the scope of an executive’s responsibilities, individual contribution, prior experience and sustained performance. Decisions regarding salary increases may take into account an executive officer’s current salary, equity ownership, and the amounts paid to an executive officer’s peers inside our company by conducting an internal analysis, which compares the pay of an executive officer to other members of the management team. Base salaries are also reviewed in the case of promotions or other significant changes in responsibility. Base salaries are not automatically increased if the compensation committee believes that other elements of the named executive officer’s compensation are more appropriate in light of our stated objectives. This strategy is consistent with our intent of offering compensation that is cost-effective, competitive and contingent on the achievement of performance objectives.

Our Chief Executive Officer’s base salary is based upon the same policies and criteria used for other named executive officers as described above. Each year the compensation committee reviews the Chief Executive Officer’s compensation arrangements and his individual performance for the previous fiscal year, as well as our performance as a whole, and makes recommendations to the full board of directors of adjustments to such compensation, if appropriate.

In February 2018, the compensation committee reviewed the base salaries of our named executive officers. The compensation committee, in consultation with our Chief Executive Officer (with respect to the salaries of our other named executive officers) and its independent compensation consultant, determined that the base salaries of our named executive officers would be as follows, which increases were effective April 1, 2018: Dr. Farr, $560,000; Mr. Smith, $400,000; Dr. Farfel, $400,000; and Dr. Galer, $415,000. These increases represented increases of approximately 12%, 4%, 5% and 8%, respectively, over the named executive officers’ 2017 salary levels. The increases for Dr. Farr and Dr. Farfel were higher than those for the other named executive officers as their 2017 base salaries remained significantly below the 50th percentile of similarly-situated executives. In general, the base salaries of our named executive officers are set between the 25th and 50th percentiles of similarly-situated executives among our peer group, although Dr. Farr’s salary remained near the 25th percentile for 2018.

In connection with his commencement of employment, the compensation committee established the initial base salary for Ashish M. Sagrolikar at $385,000, which approximates the 50th percentile of similarly-situated executives among our peer group.

The actual base salaries paid to all of our named executive officers for 2018 are set forth in the “Summary Compensation Table” below.

Performance Bonuses

Each named executive officer is also eligible for a performance bonus based upon the achievement of certain corporate performance goals and objectives approved by our board of directors and, with respect to our named executive officers other than Dr. Farr, individual performance.

Bonuses are set based on the executive’s base salary as of the end of the bonus year, and are expected to be paid out in the first quarter of the following year. The target levels for executive bonuses for 2018 were as follows: 60% of base salary for our President and Chief Executive Officer (100% of which is based on corporate objectives) and 45% of base salary for our other named executive officers (90% of which is based on corporate objectives and 10% of which is based on individual performance). In general, the target bonuses of our named executive officersfall between the 50th and 75th percentiles of similarly-situated executives among our peer group, which results in target total cash compensation for our named executives at between the 25th and 50th percentiles of similarly-situated executives in our peer group (although Dr. Farr’s target total cash compensation remained near the 25th percentile for 2018).

At the beginning of each year, the board of directors (considering the recommendations of the compensation committee and management) sets corporate goals and milestones for the year. These goals and milestones and the proportional emphasis placed on each are set by the board of directors after considering management input and our overall strategic objectives. These goals generally relate to factors such as financial targets, achievement of product development objectives and establishment of new collaborative arrangements. The board of directors, upon recommendation of the compensation committee, determines the level of achievement of the corporate goals for each year. The individual component of each named executive’s bonus award is not necessarily based on the achievement of any predetermined criteria or guidelines but rather on the compensation committee’s subjective assessment of the officer’s overall performance of his or her duties. In coming to this determination, our compensation committee does not follow any guidelines, nor are there such standing guidelines regarding the exercise of such discretion.

All final bonus payments to our named executive officers are determined by our compensation committee. The actual bonuses awarded in any year, if any, may be more or less than the target, depending on individual performance and the achievement of corporate objectives and may also vary based on other factors at the discretion of the compensation committee (or the full board of directors, with respect to our Chief Executive Officer). Under our annual incentive plan, the maximum bonus payable to an executive is 125% of his or her target bonus.

2018 Performance Bonuses. For 2018, corporate objectives fell into the following four categories: clinical development of Fintepla in the Dravet Syndrome indication (40%); preparation for commercialization of Fintepla (25%); clinical development of Fintepla in the Lennox Gastaut indication (25%); and pipeline expansion (10%). Objectives were weighted based on their level of importance to the business plan.

In evaluating management’s performance against our 2018 corporate goals, our compensation committee determined to award a corporate achievement level of 95% relative to those goals. Both qualitative and quantitative guidelines were established for purposes of evaluating performance relative to the corporate objectives during 2018. These performance objectives were used as a guide by the compensation committee in subjectively determining overall corporate performance as they represented those areas in which the named executive officers and our employees generally were expected to focus their efforts. The compensation committee believed that it was better to evaluate our overall performance in these areas throughout the year in light of the general economic and industry conditions in which we operate. In coming to its final determination regarding the overall corporate achievement percentage, our compensation committee awarded 96% credit for corporate performance relative to the first objective, noting that significant progress was achieved in the clinical development of Fintepla. With respect to the second objective, our compensation committee awarded 98% credit, noting that the Company had made significant progress in preparation for commercialization of Fintepla. With respect to the third objective, our compensation committee awarded 96% credit, noting the significant progress in the Lennox Gastaut Syndrome indication. With respect to the fourth objective, our compensation committee awarded 78% credit, noting we advanced our efforts to expand our pipeline and ended the year in a strong cash position. This overall 95% achievement level was then used to determine each named executive officer’s bonus. For the named executive officers other than Dr. Farr, each of his or her target bonus was split into its corporate and individual components, based on the weighting applicable to such named executive officer as described above.

The compensation committee’s determination of the individual components of the 2018 bonus awards for our named executive officers was not based on the achievement of any predetermined individual performance objectives, criteria or guidelines, but rather on the compensation committee’s subjective assessment of each officer’s overall performance of their duties during 2018. Mr. Smith received a 95% individual achievement level, Dr. Galer received a 100% individual achievement level, Dr. Farfel received a 115% individual achievement level, and Mr. Sagrolikar received a 100% individual achievement level.

The annual performance bonuses paid to our named executive officers for 2018 are set forth in the “Summary Compensation Table” below.

Long-Term Equity Incentives

The goals of our long-term, equity-based incentive awards are to align the interests of our named executive officers and other employees, non-employee directors and consultants with the interests of our stockholders. Because vesting is based on continued employment, our equity-based incentives also encourage the retention of our named executive officers through the vesting period of the awards. In determining the size of the long-term equity incentives to be awarded to our named executive officers, we take into account a number of internal factors, such as the relative job scope, the value of existing long-term incentive awards, individual performance history, prior contributions to us and the size of prior grants. For 2018, while our compensation committee reviewed competitive market data prepared by Radford in connection with its grant of long-term equity incentive awards to the named executive officers, such awards were not determined by reference to any specific target level of compensation or benchmarking. Based upon these factors, the compensation committee determines the size of the long-term equity incentives at levels it considers appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value. During 2018, we granted stock options and restricted stock units to the named executive officers.

To reward and retain our named executive officers in a manner that best aligns employees’ interests with stockholders’ interests, we use stock options as the primary incentive vehicles for long-term compensation. We believe that stock options are an effective tool for meeting our compensation goal of increasing long-term stockholder value by tying the value of the stock options to our future performance. Because employees are able to profit from stock options only if our stock price increases relative to the stock option’s exercise price, we believe stock options provide meaningful incentives to employees to achieve increases in the value of our stock over time.

The exercise price of each stock option grant is the fair market value of our common stock on the grant date, as determined by our board of directors from time to time. Stock option awards granted in connection with an employee’s commencement of employment generally vest over a four-year period as follows: 25% of the shares underlying the option vest on the first anniversary of the date of the vesting commencement date and the remainder of the shares underlying the option vest in equal monthly installments over the remaining 36 months thereafter. Annual stock option awards to our named executive officers vest monthly over a four-year period. From time to time, our compensation committee may, however, determine that a different vesting schedule is appropriate.

In 2018, the compensation committee also granted restricted stock units to our named executive officers, with the split between stock options and restricted stock units set at approximately 75% of the total equity award value in the form of stock options and 25% of the total equity award value in the form of restricted stock units. Restricted stock units were introduced as part of our long-term equity incentive program during 2018 to add additional incentive and retention value to our program.

We use stock awards to compensate our named executive officers both in the form of initial grants in connection with the commencement of employment and annual refresher grants. Annual grants of stock awards are typically approved by the compensation committee during the first quarter of each year. While we intend that the majority of stock awards to our employees be made pursuant to initial grants or our annual grant program, the compensation committee retains discretion to make stock awards to employees at other times, including in connection with the promotion of an employee, to reward an employee, for retention purposes or for other circumstances recommended by management or the compensation committee. We do not have any stock ownership requirements for our named executive officers.

In March 2018, the compensation committee awarded the following options to our named executive officers: Dr. Farr, options to purchase 160,000 shares; Mr. Smith, options to purchase 37,500 shares; Dr. Galer, options to purchase 37,500 shares; and Dr. Farfel, options to purchase 40,000 shares. Each of these option awards vests monthly over a four-year period.

Also in March 2018, the compensation committee awarded the following restricted stock units to our named executive officers: Dr. Farr, 20,000 restricted stock units; Mr. Smith, 6,250 restricted stock units; Dr. Galer, 6,250 restricted stock units; and Dr. Farfel, 6,500 restricted stock units. The restricted stock units shall vest in four equal annual installments on each of the first four anniversaries of the date of grant.

Upon the commencement of Mr. Sagrolikar’s employment with the Company, he was granted options to purchase 100,000 shares of common stock pursuant to our Employment Inducement Equity Incentive Award Plan (the “Inducement Plan”), which provides for the granting of equity awards to new employees of the Company. The options have a ten-year term and an exercise price equal to the fair market value of the Company’s common stock on the date of grant. The options will vest over a four-year period, with 25% of the options vesting on the first anniversary of the date of grant and the remainder vesting in equal monthly installments over the three years thereafter. Mr. Sagrolikar was also granted 15,000 restricted stock units pursuant to the Inducement Plan. The restricted stock units will vest over a four-year period at the rate of 25% of the restricted stock units on each of the first four anniversaries of Mr. Sagrolikar’s commencement of employment.

The compensation committee’s recommendation regarding each named executive officer’s award amount was not based on any quantifiable factors, but instead was based on the compensation committee’s subjective analysis of the award levels the committee deemed appropriate for each executive in light of various factors, including the dilution created as a result of our public offerings and the need to continue to incentivize our executives. Each of these factors was taken into consideration by the compensation committee for each executive, as was management’s recommendations regarding the appropriate award levels. The final award levels, however, were entirely based on the compensation committee’s subjective analysis of these general factors and internal pay equity considerations. In general, the target total value of the equity incentives granted to our named executive officers in 2018 approximated the 75th percentile of similarly-situated executives among our peer group.

For a description of certain accelerated vesting provisions applicable to the stock awards granted to our named executive officers, see “— Post Termination and Change in Control Benefits” and “— Employment Agreements” below.

We have had no program, plan or practice pertaining to the timing of stock option grants to named executive officers coinciding with the release of material non-public information.

Retirement Savings

All our full-time employees in the United States, including our named executive officers, are eligible to participate in our 401(k) plan. Pursuant to our 401(k) plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit ($18,500 in 2018), with additional salary deferrals not to exceed $6,000 available to those employees 50 years of age or older, and to have the amount of this reduction contributed to our 401(k) plan. Our 401(k) Plan permits us to make discretionary matching contributions, and in 2018 we made individually de minimis matching contributions for all plan participants, including our named executive officers.

Health and Welfare Benefits, Perquisites and Other Compensation

The establishment of competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel.

Health and Welfare Benefits. Our named executive officers are eligible to participate in all our employee benefit plans, including our medical, dental, vision, group life and disability insurance plans, in each case on the same basis as other employees. We believe that these health and welfare benefits help ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.

Perquisites. We do not provide significant perquisites or personal benefits to our named executive officers. Pursuant to his employment agreement, Mr. Sagrolikar is entitled to relocation benefits in connection with his future relocation to the San Francisco Bay Area in 2019.

Post Termination and Change in Control Benefits

We have entered into employment agreements which provide for certain severance benefits in the event a named executive officer’s employment is involuntarily or constructively terminated. Such severance benefits are intended and designed to alleviate the financial impact of an involuntary termination and maintain a stable work environment through salary continuation and equity award vesting acceleration. We provide severance benefits because they are essential to help us fulfill our objective of attracting and retaining key managerial talent. While these arrangements form an integral part of the total compensation provided to these individuals and are considered by the compensation committee when determining executive officer compensation, the decision to offer these benefits did not influence the compensation committee’s determinations concerning other direct compensation or benefit levels. The compensation committee has determined that such arrangements offer protection that is competitive within our industry and for our company size and are designed to attract highly qualified individuals and maintain their employment with us. In determining the severance benefits payable pursuant to the executive employment agreements, the compensation committee considered what level of severance benefits would be sufficient to retain our current executive team and to recruit talented executives in the future, which determination was based in part on input from management and our board of directors. For a description of these employment agreements, see “— Employment Agreements” below.

Response to 2018 Say on Pay Vote

In May 2018, we held a stockholder advisory vote on the compensation of our named executive officers, commonly referred to as a say-on-pay vote. Our stockholders overwhelmingly approved the compensation of our named executive officers, with over 99% of stockholder votes cast in favor of our 2018 say-on-pay resolution (excluding abstentions and broker non-votes). As we evaluated our compensation practices and talent needs throughout 2018, we were mindful of the strong support our stockholders expressed for our compensation philosophy. As a result, the compensation committee has decided to generally retain our existing approach to executive compensation for our continuing executives, with an emphasis on short- and long-term incentive compensation that rewards our senior executives for corporate and individual performance.

Tax Deductibility of Executive Compensation

The compensation committee and our board of directors have considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for “covered employees.” Prior to the Tax Cuts and Jobs Act of 2017, covered employees generally consisted of a company’s chief executive officer and its three most highly compensated executive officers serving at the end of the taxable year (other than its chief financial officer), and compensation that qualified as “performance-based” under Section 162(m) was exempt from this $1 million deduction limitation. As part of the Tax Cuts and Jobs Act of 2017, the ability to rely on this exemption was, with certain limited exceptions, eliminated; in addition, the definition of covered employees was expanded to generally include all named executive officers. Although we historically maintained plans that were intended to permit the payment of deductible compensation under Section 162(m) of the Code if the requirements of Section 162(m) were satisfied, subject to the limited transition relief rules in the Tax Cuts and Jobs Act of 2017, we may no longer be able to take a deduction for any compensation in excess of $1 million that is paid to a covered employee. While we consider the tax deductibility of each element of executive compensation as a factor in our overall compensation program, the compensation committee, however, retains the discretion to approve compensation that may not qualify for the compensation deduction if, considering all applicable circumstances, it would be in our best interest for such compensation to be paid without regard to whether it may be tax deductible.

Accounting for Stock-Based Compensation

We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, for our stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. This calculation is performed for accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award.

Report of the Compensation Committee of the Board of Directors

The compensation committee of the company’s board of directors has submitted the following report for inclusion in this proxy statement:

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on such review and discussions, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K for the year ended December 31, 2018, filed by us with the SEC.

This report of the compensation committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the compensation committee.

Respectfully submitted,

The Compensation Committee of the Board of Directors

Cam L. Garner (Chairman)

Mark Wiggins

James B. Breitmeyer, M.D., Ph.D.

Summary Compensation Table

The following table shows information regarding the compensation earned by our named executive officers during the fiscal years ended December 31, 2018, 2017 and 2016.

		Annual Compensation		Long Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(4)	Total ($)
Stephen J. Farr, Ph.D.	2018	545,000	—	853,000		4,927,552	319,200	5,500	6,650,252
Chief Executive Officer and	2017	493,750	—	—	(3)	1,136,883	345,000	5,001	1,980,634
President	2016	468,750	—	—		1,394,640	205,200	3,943	2,072,533

Michael P. Smith(5)	2018	396,250	—	266,563		1,154,895	171,000	5,080	1,993,788
Executive Vice President, Chief Financial Officer, Treasurer and Secretary	2017	368,958	—	—		944,055	189,676	1,928	1,504,617

Bradley S. Galer, M.D.	2018	409,648	—	266,563		1,700,357	178,300	—	2,554,868
Executive Vice President	2017	390,733	—	—	(3)	413,412	202,799	962	1,007,906
and Chief Medical Officer	2016	376,722	—	—		418,392	129,485	4,018	928,617

Gail M. Farfel, Ph.D.	2018	391,477	—	277,225		1,504,619	174,600	8,019	2,355,940
Executive Vice President	2017	363,250	—	—	(3)	361,735	191,004	1,188	917,177
and Chief Development Officer	2016	353,937	—	—		313,794	119,577	3,547	790,855

Ashish M. Sagrolikar (6)	2018	192,500	—	655,500		3,138,210	165,500	5,080	4,156,790
Executive Vice President and Chief Commercial Officer

(1)

The amounts shown in these columns constitute restricted stock units and options, as applicable, granted under our equity incentive programs. The amounts are valued based on the aggregate grant date fair value of the award in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 718. See Note 10 to our consolidated financial statements in our 2018 Annual Report on Form 10-K for a discussion of the relevant assumptions used in determining the grant date fair value pursuant to ASC 718. The aggregate grant date fair value for restricted stock units, as determined in accordance with ASC 718, was based on the number of units awarded multiplied by the closing market price of our common stock on the date of grant. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by exercising stock options). Whether, and to what extent, a named executive officer realizes a financial benefit from the awards will depend on our actual operating performance, stock price fluctuations and the named executive officer’s continued service to us.

Each of Drs. Galer and Farfel were granted performance-based stock options in October 2015 that were scheduled to vest upon the acceptance by the FDA of the NDA for Fintepla, provided such event occurred on or before the third anniversary of the date of grant. On September 28, 2018, prior to the date the options would have otherwise expired, our compensation committee accelerated the vesting of 90% of such stock options held by Drs. Galer and Farfel (13,500 and 6,750 options, respectively), in recognition of our significant progress towards the performance goal and their dedicated service for the three years since the grant date. Pursuant to SEC rules, for 2018, amounts reflected in the option column above for Drs. Galer and Farfel also include the fair value of modification to the vesting schedule for such awards equal to the incremental expense arising from the modification (computed in accordance with ASC 718) ($545,462 for Dr. Galer and $272,731 for Dr. Farfel).

(2)	These amounts represent performance bonuses earned under our executive bonus program, which is described above under “Compensation Discussion and Analysis — Performance Bonuses.”

(3)

In March 2017, we granted performance-based restricted stock units to our named executive officers (other than Mr. Smith). The vesting of these performance-based restricted stock units is predicated on the approval by the FDA of a NDA for Fintepla, provided such approval occurs within five years following the grant date, assuming the recipient remains continuously employed by us on the vesting date. In accordance with ASC 718, the grant date fair value to be reported for performance-based restricted stock units in the Stock Awards column is determined based on the probable outcome of the performance condition as of the grant date. Due to the uncertainties associated with the FDA approval process, we determined approval is not yet probable, as such term is used for accounting purposes, prior to the occurrence of the event. Accordingly, we assigned a grant-date fair value of $0 in the Stock Awards column based on this evaluation. However, if we had determined that as of the date of the grant it was probable that the performance condition would be achieved, we would have assigned the following grant date fair value for the performance-based restricted stock units awards in the Stock Awards column, measured based on the closing market price of our common stock on the date of grant made to our named executive officers (other than Mr. Smith) as follows: Dr. Farr, $280,500; Dr. Galer, $102,000 and Dr. Farfel, $89,250.

(4)	The amounts represent 401(k) plan matching contributions paid by us and generally available to all full-time U.S. employees.
(5)

Amounts reported for Mr. Smith’s 2017 salary and bonus received were pro-rated for his January 16, 2017 start date. Mr. Smith’s option awards were granted in connection with his new hire compensation package.

(6)

Amounts reported for Mr. Sagrolikar’s 2018 salary received was pro-rated for his July 2, 2018 start date. Pursuant to his employment agreement, his bonus was not pro-rated for 2018. Mr. Sagrolikar’s stock and option awards were granted in connection with his new hire compensation package.

2018 Grants of Plan-Based Awards

The following table sets forth summary information regarding grants of plan-based awards made to our named executive officers during the year ended December 31, 2018.

Estimated Future Payouts

Under Non-Equity Incentive

Plan Awards(1)

Name	Type of Award	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Stephen J. Farr	RSU(3)	3/15/2018	2/23/2018				20,000			853,000
	Options(4)	3/15/2018	2/23/2018					160,000	42.65	4,927,552
	Incentive Cash	2/23/2018	2/23/2018	—	336,000	420,000

Michael P. Smith	RSU(3)	3/15/2018	2/23/2018				6,250			266,563
	Options(4)	3/15/2018	2/23/2018					37,500	42.65	1,154,895
	Incentive Cash	2/23/2018	2/23/2018	—	180,000	225,000

Bradley S. Galer	RSU(3)	3/15/2018	2/23/2018				6,250			266,563
	Options(4)	3/15/2018	2/23/2018					37,500	42.65	1,154,895
	Modified Options(5)	9/28/2018	9/28/2018					13,500		$545,462
	Incentive Cash	2/23/2018	2/23/2018	—	186,750	233,438

Gail M. Farfel,	RSU(3)	3/15/2018	2/23/2018				6,500			277,225
	Options(4)	3/15/2018	2/23/2018					40,000	42.65	1,231,888
	Modified Options(5)	9/28/2018	9/28/2018					6,750		$272,731
	Incentive Cash	2/23/2018	2/23/2018	—	180,000	225,000

Ashish M. Sagrolikar	RSU(3)	7/2/2018	5/31/2018				15,000			655,500
	Options(4)	7/2/2018	5/31/2018					100,000	43.70	3,138,210
	Incentive Cash	7/2/2018	5/31/2018	—	173,250	216,563

(1)

These amounts represent the target and maximum 2018 performance bonuses under our executive bonus program, which is described above under “— Compensation Discussion and Analysis — Performance Bonuses.”

(2)

Except as described in footnote (5) below, the amounts in this column are value based on the aggregate grant date fair value of the stock and option awards in accordance with ASC 718. See Note 10 to our consolidated financial statements in our 2018 Annual Report on Form 10-K for a discussion of the relevant assumptions used in determining the grant date fair value pursuant to ASC 718. The aggregate grant date fair value for stock awards consisting of restricted stock units, as determined in accordance with ASC 718, was based on the number of units awarded multiplied by the closing market price of our common stock on the date of grant. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by exercising stock options). Whether, and to what extent, a named executive officer realizes a financial benefit from the awards will depend on our actual operating performance, stock price fluctuations and the named executive officer’s continued service to us.

(3)

The restricted stock units vest over a four-year period at the rate of 25% of the restricted stock units on each of the first four anniversaries of the grant date. For a description of the accelerated vesting applicable to the foregoing equity awards, see “Employment Agreements” below.

(4)

Other than the options granted to Mr. Sagrolikar, the options vest in equal monthly installments over the four-year period of continuous service following the grant date. The options granted to Mr. Sagrolikar vest as to 25% of the shares underlying the options on the first anniversary of the date of grant and the remaining 75% vest in successive equal monthly installments over the following 36 months of continuous service. All options have a 10-year term from the date of grant. For a description of the accelerated vesting applicable to the foregoing equity awards, see “Employment Agreements” below.

(5)

Each of Drs. Galer and Farfel were granted performance-based stock options in October 2015 that were scheduled to vest upon the acceptance by the FDA of the NDA for Fintepla, provided such event occurred on or before the third anniversary of the date of grant. On September 28, 2018, prior to the date the options would have otherwise expired, our compensation committee accelerated the vesting of 90% of such stock options held by Drs. Galer and Farfel (13,500 and 6,750 options, respectively), in recognition of our significant progress towards the performance goal and their dedicated service for the three years since the grant date. Pursuant to SEC rules, these modified option awards are reflected in the table above and the amounts in the right hand column represent the incremental fair value attributable to the modification of the option award, in each case computed in accordance with ASC 718. See Note 10 to our consolidated financial statements in our 2018 Annual Report on Form 10-K for a discussion of the relevant assumptions used in determining the fair value on the date of modification pursuant to ASC 718.

Discussion of Summary Compensation and Grants Plan-Based Awards Tables

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the 2018 Grants of Plan-Based Awards table was paid or awarded, are described above under “Compensation Discussion and Analysis.” A summary of certain material terms of our employment agreements and compensation plans and arrangements is set forth below.

Employment Agreements

We have entered into an employment agreement with each of our executive officers.

Pursuant to each of the employment agreements, if we terminate such officer’s employment without cause (as defined below) or such officer resigns for good reason (as defined below) or such officer’s employment is terminated as a result of his or her death or following his or her permanent disability, the executive officer or his or her estate, as applicable, is entitled to the following payments and benefits: (1) his or her fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other benefits, if any, under any group retirement plan, nonqualified deferred compensation plan, equity award or agreement, health benefits plan or other group benefit plan to which he or she may be entitled to under the terms of such plans or agreements; (2) a lump sum cash payment in an amount equal to 12 months of his or her base salary as in effect immediately prior to the date of termination; (3) continuation of health benefits for a period of 12 months following the date of termination; and (4) the automatic acceleration of the vesting and exercisability of outstanding unvested stock awards as to the number of stock awards that would have vested over the 12-month period following termination had such officer remained continuously employed by us during such period.

If a named executive officer is terminated without cause or resigns for good reason during the period commencing 60 days prior to a change in control (as defined below) or 12 months following a change in control, such officer shall be entitled to receive, in addition to the severance benefits described above, a lump sum cash payment in an amount equal to his or her bonus (as defined below) for the year in which the termination of employment occurs. In addition, with the exception of the performance-based restricted stock units granted in March 2017 (the accelerated vesting of which is described below), in the event of a change in control, the vesting and exercisability of 50% of the executive officer’s outstanding unvested stock awards shall be automatically accelerated and, in the event an executive officer is terminated without cause or resigns for good reason within three months prior to or 12 months following a change in control, the vesting and exercisability of 100% of the executive officer’s outstanding unvested stock awards shall be automatically accelerated (although the service-based restricted stock units granted to the executives will not be eligible to receive the enhanced change in control vesting pursuant to this provision based on an involuntary termination preceding a change in control, in which case the standard acceleration upon an involuntary termination will apply). The performance-based restricted stock units granted in March 2017 are not eligible for vesting on an accelerated basis pursuant to the terms of any of the employment agreements; provided that they will vest on an accelerated basis under the employment agreements (1) as a result of a change in control or (2) as a result of an involuntary termination within 12 months after a change in control. For a further description of the potential compensation payable to our named executive officers under their employment agreements, please see “— Potential Payments Upon Termination or Change in Control” below.

Dr. Farfel’s employment agreement also provides that she was entitled to a one-time signing bonus of $50,000, subject to a right of repayment should she leave the company which lapsed on June 29, 2016. Dr. Farfel was also entitled to reimbursement for legal expenses of up to $5,000 in connection with the negotiation of her employment agreement. Mr. Sagrolikar’s employment agreement provides that he will be eligible to receive relocation assistance (and related tax-gross ups to the extent such relocation payments are taxable income to him) up to an aggregate of $220,000, plus temporary housing at our expense until his relocation to the San Francisco Bay Area (but in no event beyond September 1, 2019).

For purposes of the employment agreements, “cause” generally means an executive officer’s (1) commission of an act of fraud, embezzlement or dishonesty or some other illegal act that has a material adverse impact on us or any successor or affiliate of ours, (2) conviction of, or entry into a plea of “guilty” or “no contest” to, a felony, (3) unauthorized use or disclosure of our confidential information or trade secrets or any successor or affiliate of ours that has, or may reasonably be expected to have, a material adverse impact on any such entity, (4) gross negligence, insubordination or material violation of any duty of loyalty to us or any successor or affiliate of ours, or any other material misconduct on the part of the executive officer, (5) ongoing and repeated failure or refusal to perform or neglect of his or her duties as required by his or her employment agreement, which failure, refusal or neglect continues for 15 days following his or receipt of written notice from our board of directors, Chief Executive Officer or supervising officer, as applicable, stating with specificity the nature of such failure, refusal or neglect, or (6) breach of any policy of ours or any material provision of his or her employment agreement.

For purposes of the employment agreements, “good reason” generally means (1) a material diminution in the executive officer’s authority, duties or responsibilities, (2) a material diminution in the executive officer’s base compensation, unless such a reduction is imposed across-the-board to senior management of the company, (3) a material change in the geographic location at which the executive officer must perform his or her duties, or (4) any other action or inaction that constitutes a material breach by us or any successor or affiliate of ours of its obligations to the executive officer under his or her employment agreement.

For purposes of the employment agreements, “bonus” generally means an amount equal to the average of the bonuses awarded to the named executive officer for each of the three fiscal years prior to the date of his or her termination of employment, or such lesser number of years as may be applicable if the executive officer has not been employed for three full years on the date of termination of employment. For any partial fiscal year occurring because the executive commenced employment during that year, the executive’s “bonus” for that year shall be annualized as part of the bonus calculation.

For purposes of the employment agreements, “change in control” has the same meaning as such term is given under the terms of our 2010 Equity Incentive Award Plan. Under the plan, a change in control is generally defined as:

•

the acquisition by any person or entity or related group of persons or entities (other than us, our subsidiaries, an employee benefit plan maintained by us or any of our subsidiaries or a person or entity that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, us) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% of the total combined voting power of our securities outstanding immediately after such acquisition;

•

during any two-year period, individuals who, at the beginning of such period, constitute our board of directors together with any new director(s) whose election by our board of directors or nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of our board of directors; or (1) a merger, consolidation, reorganization, or business combination or (2) the sale, exchange or transfer of all or substantially all of our assets in any single transaction or series of transactions or (3) the acquisition of assets or stock of another entity, in each case other than a transaction:

•

which results in our voting securities outstanding immediately before the transaction continuing to represent, directly or indirectly, at least a majority of the combined voting power of the successor entity’s outstanding voting securities immediately after the transaction, and

•

after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of us or our successor; provided, however, that no person or group is treated as beneficially owning 50% or more of combined voting power of us or our successor solely as a result of the voting power held in us prior to the consummation of the transaction.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth specified information regarding the outstanding equity awards held by our named executive officers at December 31, 2018.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan: Market or Payout Value of Unearned Shares, Units or Other Rights Have Not Vested ($)(3)
Stephen J. Farr	3/15/18	30,000	130,000		42.65	3/15/2028
	3/15/18						20,000	729,200
	03/14/17	72,188	92,812		10.20	3/14/2027
	03/14/17								27,500	1,002,650
	03/14/16	137,500	62,500		10.35	3/14/2026
	05/13/15	85,043	8,707		11.04	5/13/2025
	03/17/15	29,295	1,954		10.64	3/17/2025
	03/25/14	43,749	—		24.56	3/25/2024
	03/15/13	69,373	—		15.92	3/15/2023
	04/27/12	87,499	—		15.04	4/27/2022
	03/01/11	31,249	—		33.92	3/1/2021
	05/25/10	12,500	—		32.00	5/25/2020
	09/01/09	5,312	—		20.00	9/1/2019

Michael P. Smith	3/15/18	7,031	30,469		42.65	3/15/2028

	3/15/18						6,250	227,875
	01/16/17	64,688	70,312	(5)	10.35	1/16/2027

Bradley S. Galer	3/15/18	7,031	30,469		42.65	3/15/2028
	3/15/18						6,250	227,875
	03/14/17	26,250	33,7500		10.20	3/14/2027
	03/14/17								10,000	364,600
	03/14/16	41,250	18,750		13.32	3/14/2026
	10/05/15	28,500	—		13.32	10/5/2025
	03/17/15	26,367	1,758		10.64	3/17/2025
	06/02/14	8,125	—		16.64	6/2/2024
	12/17/13	53,125	—		24.16	12/17/2023

Gail M. Farfel	3/15/18	7,500	32,500		42.65	3/15/2028
	3/15/18						6,500	236,990
	03/14/17	22,969	29,531		10.20	3/14/2027
	03/14/17								8,750	319,025
	03/14/16	30,938	14,062		10.35	3/14/2026
	07/01/15	23,256	7,033		13.96	6/30/2025

Ashish M. Sagrolikar	7/2/18		100,000	(5)	43.70	7/2/2028
	7/2/18						15,000	546,900

(1)

Except as described below, all options have a term of ten years from the date of grant and vest in successive equal monthly installments over a four-year period of continuous service following the grant date. For a description of the accelerated vesting applicable to the foregoing equity awards, see “— Employment Agreements” above.

(2)

The restricted stock units vest over a four-year period at the rate of 25% of the restricted stock units on each of the first four anniversaries of the grant date. For a description of the accelerated vesting applicable to the foregoing equity awards, see “Employment Agreements” below.

(3)	Market value is calculated based on the closing price of our common stock of $36.46 per share on December 31, 2018, times the number of shares subject to the restricted stock unit awards.
(4)

These performance-based restricted stock units granted on March 14, 2017 are subject to achievement of the performance condition described above in footnote (3) to the “Summary Compensation Table.” For a description of the accelerated vesting applicable to the foregoing equity awards, see “— Employment Agreements” above.

(5)

25% of the shares underlying the options vest on the first anniversary of the grant date and the remaining 75% vest in successive equal monthly installments over the following 36 months of continuous service. For a description of the accelerated vesting applicable to the foregoing equity awards, see “— Employment Agreements” above.

Option Exercises and Stock Vested

Stock options exercised and restricted stock units that vested for the Named Executives during the year ended December 31, 2018 are outlined below.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Stephen J. Farr	937	12,509	—	—
Michael P. Smith	—	—	—	—
Bradley S. Galer	—	—	—	—
Gail M. Farfel	25,961	867,893
Ashish M. Sagrolikar	—	—	—	—

(1)	Represents the amounts realized based on the excess of the fair market value of our common stock on the date of exercise over the option’s exercise price.

Potential Payments Upon Termination or Change in Control

The following table summarizes the potential payments to our named executive officers in four scenarios: (1) upon termination by us without cause or the executive’s resignation for good reason apart from a change in control; (2) upon termination by us following the executive’s permanent disability or as a result of the executive’s death; (3) upon termination by us without cause or the executive’s resignation for good reason within 60 days prior to or 12 months following a change in control; or (4) in the event of a change in control without a termination of employment. The table assumes that the termination of employment or change in control, as applicable, occurred on December 31, 2018. The definitions of “cause”, “good reason” and “bonus” are contained in the applicable employment agreement for each of our named executive officers, which are described above under the heading “— Employment Agreements.”

Name and Position	Benefit Type	Payment in the Event of a Termination by the Company Without Cause or by Executive for Good Reason Apart from a Change in Control ($)(1)(2)	Payment in the Event of a Termination by the Company following Executive’s Permanent Disability or as a Result of Executive’s Death ($)(1)(2)	Payment in the Event of a Termination by the Company Without Cause or by Executive for Good Reason Within 60 Days Prior to or 12 Months Following a Change in Control ($)(3)(4)	Payment in the Event of a Change in Control Without Termination ($)(5)
Stephen J. Farr, Ph.D.	Severance	560,000	560,000	849,733	—
Chief Executive Officer	Benefits(6)	24,145	24,145	24,145	—
and President	Equity Awards	2,979,534	2,979,534	6,072,752	2,535,051

Michael P. Smith	Severance	400,000	400,000	584,461	—
Executive Vice President,	Benefits(6)	32,414	32,414	32,414	—
Chief Financial Officer, Treasurer and Secretary	Equity Awards	980,098	980,908	2,063,721	1,031,860

Bradley S. Galer, M.D.	Severance	415,000	415,000	585,195	—
Executive Vice President	Benefits(6)	32,414	32,414	32,414	—
and Chief Medical Officer	Equity Awards	930,637	930,637	2,013,704	824,552

Gail M. Farfel, Ph.D.	Severance	400,000	400,000	561,727	—
Executive Vice President	Benefits(6)	23,565	23,565	23,565	—
and Chief Development Officer	Equity Awards	900,326	900,326	1,856,900	768,938

Ashish M. Sagrolikar	Severance	385,000	385,000	550,500	—
Executive Vice President	Benefits(6)	19,052	19,052	19,052	—
and Chief Commercial Officer	Equity Awards	193,694	193,694	546,900	273,450

(1)	Cash severance represents 12 months of base salary for each named executive officer, payable in cash in a lump sum.
(2)

Value of equity award acceleration represents the value of those options that would immediately vest as a result of the named executive officer’s termination or as a result of the named executive officer’s death or disability. The value attributable to the options represents the excess of the fair market value of our common stock of $36.46 on December 31, 2018 over the exercise price of the unvested options the vesting of which accelerates in connection with the specified event.

(3)

Cash severance represents the sum of the following, payable in a lump sum cash payment: (a) 12 months of base salary for each executive officer payable in a lump sum cash payment, plus (b) the average of the bonuses awarded to the executive officer for the fiscal years 2018, 2017 and 2016 (or, for Mr. Smith, 2018 and for 2017, on an annualized basis). The bonus amount for Mr. Sagrolikar reflects his bonus amount for

2018, which was not pro-rated based on his start date pursuant to his employment agreement. Please see the definition of “bonus” under the heading “Employment Agreements” above.
(4)

A named executive officer’s equity awards will vest in full in the event he or she is terminated without cause or he or she resigns for good reason within three months prior to or 12 months following a change in control, which is a slightly different trigger than applies to eligibility for cash severance (provided that restricted stock units will only vest upon an involuntary termination following a change in control, not before). The value attributable to the restricted stock units that would vest represents the fair market value of our common stock of $36.46 on December 31, 2018 multiplied by the number of restricted stock units the vesting of which accelerates in connection with the specified event. The value attributable to the options that would vest represents the excess of the fair market value of our common stock of $36.46 on December 31, 2018 over the exercise price of unvested options the vesting of which accelerates in connection with the specified event.

(5)

Value of equity award acceleration represents the value of those stock awards that would immediately vest upon a change in control without a termination of employment. The value attributable to the restricted stock units that would vest represents the fair market value of our common stock of $36.46 on December 31, 2018 multiplied by the number of restricted stock units the vesting of which accelerates in connection with the specified event. The value attributable to the options that would vest represents the excess of the fair market value of our common stock of $36.46 on December 31, 2018 over the exercise price of the unvested options the vesting of which accelerates in connection with the specified event.

(6)	Represents the value of the continuation of health benefits for a period of 12 months following the date of the named executive officer’s termination.

Risk Assessment of Compensation Program

In March 2019, management assessed our compensation program for the purpose of reviewing and considering any risks presented by our compensation policies and practices that are reasonably likely to have a material adverse effect on us. As part of that assessment, management reviewed the primary elements of our compensation program, including base salary, short-term incentive compensation and long-term incentive compensation. Management’s risk assessment included a review of the overall design of each primary element of our compensation program, and an analysis of the various design features, controls and approval rights in place with respect to compensation paid to management and other employees that mitigate potential risks to us that could arise from our compensation program. Following the assessment, management determined that our compensation policies and practices did not create risks that were reasonably likely to have a material adverse effect on us and reported the results of the assessment to our compensation committee.

CEO Pay Ratio

Pursuant to SEC rules, we are providing the following information regarding the relationship of the annual total compensation of our employees and the annual total compensation of Stephen Farr, Ph.D., our Chief Executive Officer and President. The pay ratio included in this information is a reasonable estimate calculated in a manner that is intended to be consistent with Item 402(u) of Regulation S-K.

For 2018, our last completed fiscal year:

•	the median of the annual total compensation of all our employees (other than Dr. Farr) was $312,870; and

•	the annual total compensation of Dr. Farr, our Chief Executive Officer and President, as reported in the Summary Compensation Table included elsewhere in this Proxy Statement, was $6,650,252.

Based on this information, the ratio of the 2018 annual total compensation of Dr. Farr, our Chief Executive Officer and President, to the median of the 2018 annual total compensation of all our employees (other than Dr. Farr), was 21 to 1.

The median employee that was used for purposes of calculating the ratio of the 2018 annual total compensation of our CEO to the median of the 2018 annual total compensation of all other employees is the same median employee that was identified for purposes of the pay ratio disclosed in our 2018 proxy statement. There has been no change in our employee population or employee compensation arrangements or in the median employee’s circumstances since that median employee was identified that we believe would significantly impact our pay ratio disclosure.

To identify the “median employee” for purposes of our 2018 proxy statement pay ratio disclosure, we included each employee’s 2017 base salary and the bonus awarded to the employee for performance in 2017. For employees who were hired in 2017, but did not work for us for the entire fiscal year, we annualized their compensation as if they had been employed by us for all of 2017. This methodology was consistently applied to our 68 employees as of December 31, 2017. We did not make any cost-of-living adjustments in identifying the “median employee.” Compensation paid to our non-U.S. employees was converted to U.S. dollars based on the exchange rate in effect as of December 31, 2017.

The median employee’s compensation for 2018 for purposes of the ratio disclosed above was calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in the annual total compensation reflected above of $312,870.

Equity Compensation Plan Information

The following table summarizes securities available under our equity compensation plans as of December 31, 2018 (in thousands, except per share data).

	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights(3)	(B) Weighted average per share exercise price of outstanding options, warrants and rights(4)	(C) Number of Securities remaining available under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders:
2006 Equity Incentive Plan(1)	47,529	$28.32	—
2010 Equity Incentive Plan(1)	3,467,822	$18.80	1,550,351
Total Equity Incentive Plans	3,515,351	$19.98	1,550,351
2010 Employee Stock Purchase Plan(1)	—	—	15,243	(5)
Total equity compensation plans approved by security holders	3,515,351	—	1,565,594
Equity compensation plans not approved by security holders:
Employment Inducement Equity Incentive Award Plan (2)	617,400	$26.66	118,325

(1)

The material features of our 2006 Equity Incentive Plan, our 2010 Equity Incentive Plan, including the evergreen provision under the 2010 Equity Incentive Plan, and our 2010 Employee Stock Purchase Plan, including the evergreen provision under the 2010 Employee Stock Purchase Plan, are described in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on February 28, 2019.

(2)

The material features of our Employment Inducement Equity Incentive Award Plan are described in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on February 28, 2019.

(3)	Includes shares subject to outstanding options and restricted stock units granted under our equity compensation plans.

(4)

The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding stock options and does not reflect the shares that will be issued upon the vesting of outstanding awards of restricted stock units, which have no exercise price.

(5)

With respect to the 2010 Employee Stock Purchase Plan, represents 15,243 shares available for issuance under such plan as of December 31, 2018, all of which were eligible to be purchased during the offering period in effect on such date. This number does not include the increase to the 2010 Employee Stock Purchase Plan pursuant to the evergreen provision of such plan effective January 1, 2019.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of transactions and series of similar transactions, since the beginning of fiscal year 2018, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	a director, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

We also describe below certain other transactions with our directors, executive officers and stockholders. We have a written policy which requires that any transaction with a related party required to be reported under applicable SEC rules, other than compensation-related matters, be reviewed and approved by our audit committee. We have not and will not adopt written procedures for review of, or standards for approval of, these transactions, but instead we intend to review such transactions on a case by case basis. In addition, our compensation committee will approve all compensation-related policies.

Employment and Release Agreements

We have entered into employment agreements all of our named executive officers. For further information, see “Compensation Discussion and Analysis - Employment Agreements.”

Indemnification of Officers and Directors

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have entered into indemnification agreements with each of our directors and officers, and we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, directors, executive officers and beneficial owners of 10% or more of our common stock, or reporting persons, are required to report to the SEC on a timely basis the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of our common stock. Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2018, all executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2020, including any stockholder nominations for election to the board of directors, must be received by us no later than December 11, 2019, which is 120 days prior to the first anniversary of the mailing date of this proxy, in order to be included in our proxy statement and form of proxy relating to that meeting. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement. In addition, our amended and restated bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received at our principal executive offices not less than 90 calendar days before nor more than 120 calendar days before the one year anniversary of the date of the previous year’s annual meeting of stockholders. Therefore, to be presented at our 2020 annual meeting of stockholders, such a proposal must be received by us no earlier than January 23, 2020 and no later than February 22, 2020. However, if the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not less than 90 calendar days before nor more than 120 calendar days in advance of such annual meeting, or if later, ten calendar days following the date on which public announcement of the date of the meeting is first made. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the board of directors for the 2020 annual meeting may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our amended and restated bylaws which also specify requirements as to the form and content of a stockholder’s notice.

ANNUAL REPORT

Any person who was a beneficial owner of our common stock on the record date may request a copy of our annual report, and it will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of our company at such date. Requests should be directed to Zogenix, Inc., 5959 Horton Street, Suite 500, Emeryville, California 94608, Attention: Corporate Secretary.

OTHER MATTERS

We do not know of any business other than that described in this proxy statement that will be presented for consideration or action by the stockholders at the annual meeting. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes. All stockholders are urged to complete, sign and return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

/s/ Stephen J. Farr, Ph.D.
Stephen J. Farr, Ph.D.
Chief Executive Officer and Director

Emeryville, California

April 9, 2019

Appendix A

ZOGENIX, INC.

2010 EQUITY INCENTIVE AWARD PLAN

(As Amended and Restated Effective May 22, 2019)

ARTICLE 1

PURPOSE

The purpose of the Zogenix, Inc. 2010 Equity Incentive Award Plan, as amended and restated (the “Plan”) is to promote the success and enhance the value of Zogenix, Inc. (the “Company”) by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for performance to generate returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. This Plan constitutes an amendment and restatement of the Zogenix, Inc. 2010 Equity Incentive Award Plan, as amended and restated (the “Prior 2010 Plan”), which was approved by the Board on April 16, 2012 and by the Company’s stockholders on June 6, 2012. In the event that the Company’s stockholders do not approve the Plan, the Prior 2010 Plan will continue in full force and effect on its terms and conditions as in effect immediately prior to the date the Plan is approved by the Board.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Administrator” means the entity or person that conducts the general administration of the Plan as provided herein. With reference to the administration of the Plan with respect to Awards granted to Independent Directors, the term “Administrator” shall refer to the Board. With reference to the administration of the Plan with respect to any other Award, the term “Administrator” shall refer to the Committee unless the Board has assumed the authority for administration of the Plan generally as provided in Section 11.1. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 11.5 of the Plan, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation.

2.2 “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.3 “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Dividend Equivalents award, a Stock Payment award, a Restricted Stock Unit award, or an Other Incentive Award granted to a Participant pursuant to the Plan.

2.4 “Award Agreement” means any written notice, agreement, terms and conditions, contract, or other instrument or document evidencing an Award, including through electronic medium.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Change in Control” means and includes each of the following:

(a) A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.6(a) or Section 2.6(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.6(c)(ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b) or (c) with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A.

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.7 “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations issued thereunder.

2.8 “Committee” means the committee of the Board described in Article 11.

2.9 “Consultant” means any consultant or adviser engaged to provide services to the Company or any Parent or Subsidiary that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.10 “Director” means a member of the Board, as constituted from time to time.

2.11 “Disability” means “disability,” as such term is defined in Section 22(e)(3) of the Code.

2.12 “Dividend Equivalent” means a right granted to a Participant pursuant to Section 8.1 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

2.13 “DRO” means a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.14 “Eligible Individual” means any person who is an Employee, a Consultant or a Director, as determined by the Administrator.

2.15 “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or of any Parent or Subsidiary.

2.16 “Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Stock (or other securities of the Company) or the share price of Stock (or other securities) and causes a change in the per share value of the Stock underlying outstanding Awards.

2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.18 “Expiration Date” has the meaning set forth in Section 12.2.

2.19 “Fair Market Value” means, as of any given date, the fair market value of a share of Stock on the date determined as follows:

(a) If the Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) national market system or (iii) automated quotation system on which the Stock is listed, quoted or traded, its Fair Market Value shall be the closing sales price for a share of Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Stock on the date in question, the closing sales price for a share of Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Stock on such date, the high bid and low asked prices for a share of Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith, as of any given date, the fair market value of a share of Stock on the date determined by such methods or procedures as may be established from time to time by the Administrator.

2.20 “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

2.21 “Independent Director” means a Director of the Company who is not an Employee.

2.22 “Misconduct” means the occurrence of any of, but not limited to, the following: (i) conviction of the Participant of any felony or any crime involving fraud or dishonesty; (ii) the Participant’s participation (whether by affirmative act or omission) in a fraud, act or dishonesty or other act of misconduct against the Company and/or any Parent or Subsidiary; (iii) conduct by the Participant which, based upon a good faith and reasonable factual investigation by the Company (or, if the Participant is an executive officer, by the Board), demonstrates the Participant’s unfitness to serve; (iv) the Participant’s violation of any statutory or fiduciary duty, or duty of loyalty owed to the Company and/or any Parent or Subsidiary; (v) the Participant’s violation of state or federal law in connection with the Participant’s performance of his or her job which has an adverse effect on the Company and/or any Parent or Subsidiary; and (vi) the Participant’s violation of Company policy which has a material adverse effect on the Company and/or any Parent or Subsidiary. Notwithstanding the foregoing, the Participant’s Disability shall not constitute Misconduct as set forth herein. The determination that a termination is for Misconduct shall be by the Administrator it its sole and exclusive judgment and discretion. Notwithstanding the foregoing, if a Participant is a party to an employment or severance agreement with the Company, the Partnership or any Subsidiary in effect as of the date of grant of an Award which defines “Misconduct” or “Cause” or a similar term, “Misconduct” for purposes of the Plan and such Award shall have the meaning given to such term in such employment or severance agreement.

2.23 “Non-Employee Director” means a Director of the Company who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition.

2.24 “Non-Qualified Stock Option” means an Option that is not intended to be or otherwise does not qualify as an Incentive Stock Option.

2.25 “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.26 “Other Incentive Award” means an Award granted or denominated in Stock or units of Stock or a cash value or otherwise as provided pursuant to Section 8.4 hereof.

2.27 “Parent” means any “parent corporation, as defined in Section 424(e) of the Code and any applicable regulations promulgated thereunder, of the Company or any other entity which beneficially owns, directly or indirectly, a majority of the outstanding voting stock or voting power of the Company.

2.28 “Participant” means any Eligible Individual who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.

2.29 “Performance-Based Compensation” shall mean any compensation granted under the Plan prior to November 2, 2017 that is intended to qualify as “performance-based compensation’ as described in Section 162(m)(4)(C) of the Code prior to its repeal.

2.30 “Performance Criteria” means the criteria (and adjustments) that the Administrator selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a) The Performance Criteria that shall be used to establish Performance Goals may include, but are not limited to, the following: (i) net earnings (either before or after one or more of the following: (A) interest,

(B) taxes, (C) depreciation and (D) amortization); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders’ equity; (x) return on sales; (xi) gross or net profit or operating margin; (xii) operating or other costs and expenses; (xiii) improvements in expense levels; (xiv) working capital; (xv) earnings per share; (xvi) adjusted earnings per share; (xvii) price per share of Stock; (xviii) implementation or completion of critical projects; (xix) comparisons with various stock market indices; (xx) capital raised in financing transactions or other financing milestones; (xxi) stockholders’ equity; (xxii) market recognition (including but not limited to awards and analyst ratings); (xxiii) financial ratios; and (xxiv) implementation, completion or attainment of objectively determinable objectives relating to research, development, regulatory, commercial or strategic milestones or developments; in each case as determined in accordance with Applicable Accounting Standards, if applicable, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

(b) The Administrator may, in its sole discretion, provide that adjustments may be made to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual, infrequently occurring or non-recurring charges, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items relating to changes in tax laws; (xv) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xvi) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

2.31 “Performance Goals” means, for a Performance Period, the goals established in writing by the Administrator for the Performance Period. Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division or other operational unit, or an individual.

2.32 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, an Award.

2.33 “Permitted Transferee” means, with respect to a Participant, any “family member” of the Participant, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act or any other transferee specifically approved by the Administrator.

2.34 “Plan” means this amended and restated Zogenix, Inc. 2010 Incentive Award Plan, as it may be amended from time to time.

2.35 “Prior 2010 Plan” shall have the meaning set forth in Article 1.

2.36 “Restatement Effective Date” has the meaning set forth in Section 12.1.

2.37 “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.38 “Restricted Stock Unit” means a right to receive a share of Stock or cash during specified time periods granted pursuant to Section 8.3.

2.39 “Securities Act” means the Securities Act of 1933, as amended.

2.40 “Stock” means the common stock of the Company, par value $0.001 per share, and such other securities of the Company that may be substituted for such common stock pursuant to Article 10.

2.41 “Stock Appreciation Right” means a stock appreciation right granted pursuant to Article 7.

2.42 “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Section 8.2.

2.43 “Subsidiary” means (a) any “subsidiary corporation” of the Company as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder, (b) any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company, or (c) any partnership or limited liability company of which 50% or more of the capital and profits interest is owned, directly or indirectly, by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

2.44 “Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity that is a party to such transaction; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.45 “Successor Entity” has the meaning set forth in Section 2.6.

2.46 “Termination of Consultancy” means the time when the engagement of a Participant as a Consultant to the Company or to a Parent or Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement, but excluding: (a) terminations where there is a simultaneous employment or continuing employment of the Participant by the Company or any Parent or Subsidiary, and (b) terminations where there is a simultaneous reestablishment of a consulting relationship or continuing consulting relationship between the Participant and the Company or any Parent or Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of the Plan, the Company or any Parent or Subsidiary has an absolute and unrestricted right to terminate a Consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

2.47 “Termination of Directorship” means the time when a Participant, if he or she is or becomes an Independent Director, ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.

2.48 “Termination of Employment” means the time when the employee-employer relationship between a Participant and the Company or any Parent or Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement; but excluding: (a) terminations where there is a simultaneous reemployment or continuing employment of the Participant by the Company or any Parent or Subsidiary, and (b) terminations where there is a simultaneous establishment of a consulting relationship or continuing consulting relationship between the Participant and the

Company or any Parent or Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Employment.

2.49 “Termination of Service” shall mean the last to occur of a Participant’s Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable. A Participant shall not be deemed to have a Termination of Service merely because of a change in the capacity in which the Participant renders service to the Company or any Parent or Subsidiary (i.e., a Participant who is an Employee becomes a Consultant) or a change in the entity for which the Participant renders such service (i.e., an Employee of the Company becomes an Employee of a Subsidiary), unless following such change in capacity or service the Participant is no longer serving as an Employee, Independent Director or Consultant of the Company or any Parent or Subsidiary. In addition, if a Termination of Service constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the Termination of Service must also constitute a “separation from service,” as defined in Treasury Regulation Section 1.409A-1(h), to the extent required by Section 409A of the Code.

ARTICLE 3

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Article 10 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be 11,500,000 shares of Stock (which number is equal to the 7,500,000 shares of Stock reserved for issuance under the Prior 2010 Plan plus an additional 4,000,000 shares of Stock to be added to the share reserve pursuant to this amended and restated Plan). Solely for purposes of determining whether shares of Stock are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of shares of Stock that may be issued pursuant to Incentive Stock Options granted under the Plan shall be 11,500,000 shares of Stock, subject to adjustment as provided in Section 10.1.

(b) If any shares of Stock subject to an Award are forfeited or expire or such Award is settled for cash (in whole or in part), the shares of Stock subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan and shall be added back to the share limit set forth in this Section 3.1(b) in the same number of shares as were debited from the share limit in respect of the grant of such Award (as may be adjusted in accordance with Section 10.1 hereof). Additionally, any shares of Stock tendered or withheld by the Company in payment of the grant or exercise price or tax withholding obligation pursuant to any Award shall again be available for the grant of an Award pursuant to the Plan. If any shares of Restricted Stock are forfeited by a Participant or repurchased by the Company pursuant to Article 6 hereof, such shares shall again be available for the grant of an Award pursuant to the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares of Stock available for issuance under the Plan.

(c) Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards shall not reduce the shares of Stock authorized for grant under the Plan (except that shares of Stock acquired by exercise of substitute Incentive Stock Options will count against the maximum number of shares of Stock that may be issued pursuant to the exercise of Incentive Stock Options under the Plan), and shares of Stock subject to such Substitute Awards shall not be added to the shares of Stock available for Awards under the Plan as provided in Section 3.1(b) above. Additionally, in the event that a company acquired by the Company or any Parent or Subsidiary or with which the Company or any Parent or Subsidiary combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Stock authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the shares of Stock available for Awards under the Plan as provided in Section 3.1(b) above); provided that Awards using such available shares of Stock shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, grants of Awards using such available shares are permitted without stockholder approval under the rules of the principal securities exchange on which the Stock is then listed and such grants shall only be made to individuals who were not employed by or providing services to the Company or any Parent or Subsidiary immediately prior to such acquisition or combination.(d) Notwithstanding the provisions of this Section 3.1, no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option that is to be granted (as opposed to those that were already granted) to fail to qualify as an incentive stock option under Section 422 of the Code.

3.2 Stock Distributed. Any shares of Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

ARTICLE 4

ELIGIBILITY AND PARTICIPATION

4.1 Eligibility. Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.

4.2 Participation. Subject to the provisions of the Plan, the Administrator may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.

4.3 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

4.4 Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

4.5 Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Eligible Individuals, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3.1 (including the maximum number of shares of Stock that may be issued pursuant to Incentive Stock Options under the Plan); and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act, the Securities Act, any other securities law or governing statute, the rules of the securities exchange or automated quotation system on which the Stock is listed, quoted or traded or any other applicable law.

4.6 Director Limit. Notwithstanding any provision to the contrary in the Plan, the Board may establish compensation for Independent Directors from time to time, subject to the limitations in the Plan. The Board will from time to time determine the terms, conditions and amounts of all such Independent Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to an Independent Director as compensation for services as an Independent Director during any fiscal year of the Company may not exceed $750,000 (increased to $1,000,000 with respect to any Independent Director serving as Chairman of the Board or in the fiscal year of an Independent Director’s initial service as an Independent Director) (with any compensation that is deferred counting towards this limit for the year in which the compensation is first earned, and not a later year of settlement). The Board may make exceptions to this limit for individual Independent Directors in extraordinary circumstances, as the Board may determine in its discretion, provided that the Independent Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving Independent Directors.

ARTICLE 5

STOCK OPTIONS

5.1 General. The Administrator is authorized to grant Options to Eligible Individuals on the following terms and conditions:

(a) Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Administrator and set forth in the Award Agreement; provided that, subject to Section 5.2(e), the exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

(b) Time and Conditions of Exercise. The Administrator shall determine the time or times at which an Option may be exercised in whole or in part. The Administrator shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(i) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Participant or other person then entitled to exercise the Option or such portion of the Option;

(ii) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations, the rules of any securities exchange or automated quotation system on which the shares of Stock are listed, quoted or traded or any other applicable law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(iii) In the event that the Option shall be exercised pursuant to Section 9.3 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

(iv) Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the shares of Stock with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 9.1 and 9.2.

(d) Option Term. Subject to Section 5.2(e), the term of each Option shall be fixed by the Administrator in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted.

5.2 Incentive Stock Options. The terms of any Incentive Stock Options granted pursuant to the Plan must comply with the conditions and limitations contained in this Section 5.2.

(a) Eligibility. Incentive Stock Options may be granted only to employees (as defined in accordance with Section 3401(c) of the Code) of the Company or a Subsidiary which constitutes a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or a Parent which constitutes a “parent corporation” of the Company within the meaning of Section 424(e) of the Code.

(b) Exercise Price. The exercise price per share of Stock shall be set by the Administrator; provided that subject to Section 5.2(e) the exercise price for any Incentive Stock Option shall not be less than 100% of the Fair Market Value on the date of grant.

(c) Expiration. Subject to Section 5.2(e), an Incentive Stock Option may not be exercised to any extent by anyone after the tenth (10th) anniversary of the date it is granted, unless an earlier time is set in the Award Agreement.

(d) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(e) Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company or any “subsidiary corporation” of the Company or “parent corporation” of the Company (each within the meaning of Section 424 of the Code) only if such Option is granted at an exercise price per share that is not less than 110% of the Fair Market Value per share of the Stock on the date of grant and the Option is exercisable for no more than five (5) years from the date of grant.

(f) Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

(g) Transferability; Right to Exercise. An Incentive Stock Option shall not be transferable by the Participant other than by will or by the laws of descent or distribution, or pursuant to a DRO. During a Participant’s lifetime, unless such Incentive Stock Option is transferred pursuant to a DRO, an Incentive Stock Option may be exercised only by the Participant.

(h) Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

5.3 Substitute Awards. Notwithstanding the foregoing provisions of this Article 5 to the contrary, in the case of an Option that is a Substitute Award, the exercise price per share of the Stock subject to such Option may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code.

5.4 Substitution of Stock Appreciation Rights. The Administrator may provide in the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option, subject to the provisions of Section 7.2 hereof; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of shares of Stock for which such substituted Option would have been exercisable.

ARTICLE 6

RESTRICTED STOCK AWARDS

6.1 Grant of Restricted Stock. The Administrator is authorized to make Awards of Restricted Stock to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.

6.2 Issuance and Restrictions. Restricted Stock shall be subject to such repurchase restrictions, forfeiture restrictions, restrictions on transferability and other restrictions as the Administrator may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Administrator determines at the time of the grant of the Award or thereafter. In addition, notwithstanding anything to the contrary herein, with respect to a share of Restricted Stock, dividends which are paid prior to vesting shall only be paid out to the Participant to the extent that the share of Restricted Stock vests.

6.3 Repurchase or Forfeiture. Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, upon Termination of Service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited or subject to repurchase by the Company (or its assignee) under such terms as the Administrator shall determine; provided, however, that the Administrator may (a) provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of a Participant’s Termination of Service under certain circumstances, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

6.4 Certificates or Book Entries for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse or the Award Agreement may provide that the shares shall be held in escrow by an escrow agent designated by the Company.

6.5 Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1 Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Eligible Individual selected by the Administrator. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall impose and shall be evidenced by an Award Agreement.

7.2 Stock Appreciation Rights.

(a) The term of each Stock Appreciation Right shall be fixed by the Administrator in its sole discretion; provided that no Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date the Stock Appreciation Right is granted. A Stock Appreciation Right shall be exercisable in such installments as the Administrator may determine. A Stock Appreciation Right shall cover such number of shares of Stock as the Administrator may determine. The exercise price per share of each Stock Appreciation Right shall be determined by the Administrator and set forth in the Award Agreement; provided that the exercise price per share for any Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is granted.

(b) A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying (i) the amount (if any) by which the Fair Market Value of a share of Stock on the date of exercise of the Stock Appreciation Right exceeds the exercise price per share of the Stock Appreciation Right, by (ii) the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose.

7.3 Payment and Limitations on Exercise.

(a) Payment of the amounts determined under Section 7.2(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Administrator.

(b) To the extent any payment under Section 7.2(b) is effected in Stock it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

7.4 Substitute Awards. Notwithstanding the foregoing provisions of this Article 7 to the contrary, in the case of a Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Stock subject to such Stock Appreciation Right may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Section 409A of the Code.

ARTICLE 8

OTHER TYPES OF AWARDS

8.1 Dividend Equivalents.

(a) Any Eligible Individual selected by the Administrator may be granted Dividend Equivalents based on the dividends on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator.

(b) Notwithstanding anything to the contrary in the Plan, dividends or Dividend Equivalents with respect to an Award that is subject to vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the vesting conditions are subsequently satisfied and the Award vests.

(c) Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

8.2 Stock Payments. Any Eligible Individual selected by the Administrator may receive Stock Payments in the manner determined from time to time by the Administrator. The number of shares of Stock or the number of options or other rights to purchase shares of Stock subject to a Stock Payment shall be determined by the Administrator and may be based upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria or other specific performance goals determined appropriate by the Administrator.

8.3 Restricted Stock Units. The Administrator is authorized to make Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Eligible Individual to whom the Award is granted. On the maturity date, the Company shall, subject to Section 9.5(b), transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit that is vested and scheduled to be distributed on such date and not previously forfeited. The Administrator shall specify the purchase price, if any, to be paid by the Participant to the Company for such shares of Stock. Restricted Stock Units may also provide for settlement in cash, in the discretion of the Administrator.

8.4 Other Incentive Awards. Any Eligible Individual selected by the Administrator may be granted one or more Awards that provide Participants with shares of Stock or the right to purchase shares of Stock or that have a value derived from the value of, or an exercise or conversion privilege at a price related to shares of Stock or a cash value, or that are otherwise payable in shares of Stock or cash and which may be linked to the attainment of Performance Goals that are established by the Administrator and relate to one or more of the any one or more of the Performance Criteria or other specific performance goals determined appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. In making such determinations, the Administrator shall consider (among such other factors as it deems relevant in light of the specific type of Award) the contributions, responsibilities and other compensation of the particular Participant. Other Incentive Awards may be paid in cash, Stock or other property, or a combination thereof, as determined by the Administrator.

8.5 Term. Except as otherwise provided herein, the term of any Award of Dividend Equivalents, Stock Payments, Restricted Stock Units or Other Incentive Award shall be set by the Administrator in its discretion.

8.6 Exercise or Purchase Price. The Administrator may establish the exercise or purchase price, if any, of any Award of any Stock Payments, Restricted Stock Units or Other Incentive Awards; provided, however, that the value of the consideration for any shares of Stock issued pursuant to such Awards shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

ARTICLE 9

PROVISIONS APPLICABLE TO AWARDS

9.1 Payment. The Administrator shall determine the methods by which payments by any Participant with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) shares of Stock (including, in the case of payment of the exercise price of an Award, shares of Stock issuable pursuant to the exercise of the Award) or shares of Stock held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator. The Administrator shall also determine the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

9.2 Tax Withholding. The Company or any Parent or Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or such Parent or Subsidiary an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Administrator may in its discretion and in satisfaction of the foregoing requirement elect to have the Company or any Parent or Subsidiary, as applicable, withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld (or allow the Participant to make such an election). Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld (or which may be delivered or returned by the Participant) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of an Award shall be limited to the number of shares of Stock which have a Fair Market Value on the date of withholding, delivery or return equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income or such higher rate as may approved by the Administrator (which rates shall in no event exceed the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America)); provided, however, unless otherwise approved by the Administrator, to the extent such shares of Stock were acquired by the Participant from the Company as compensation, the shares of Stock must have been held for the minimum period required by applicable accounting rules to avoid a charge to the Company’s earnings for financial reporting purposes; provided, further, that the number of shares of Stock withheld, delivered or returned shall be rounded up to the nearest whole share sufficient to cover the applicable tax withholding obligation to the extent rounding up to the nearest whole share does not result in the liability classification of the applicable Award under generally accepted accounting principles in the United States of America. The Administrator shall determine the fair market value of the Stock, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of shares of Stock to pay the exercise price or any tax withholding obligation.

9.3 Limits on Transfer.

(a) Except as otherwise provided in Section 9.3(b):

(i) No right or interest of a Participant in any Award may be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 9.3(a)(i); and

(iii) During the lifetime of the Participant, only the Participant may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

(b) Notwithstanding Section 9.3(a), the Administrator, in its sole discretion, may determine to permit a Participant to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) any Award which is transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (iii) the Participant and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer.

9.4 Beneficiaries. Notwithstanding Section 9.3(a), a Participant may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written or electronic consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Administrator prior to the Participant’s death.

9.5 Stock Certificates; Book Entry Procedures.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing shares of Stock pursuant to the exercise of any

Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan and all shares issued pursuant to book-entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Administrator may place legends on any Stock certificate or book-entry to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(b) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

9.6 Paperless Administration. In the event that the Company establishes for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

9.7 Forfeiture and Clawback Provisions. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Participant upon any receipt or exercise of any Award or upon the receipt or resale of any shares of Stock underlying the Award and any payments of a portion of an incentive-based bonus pool allocated to a Participant) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of applicable laws, regulations or requirements, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, whether or not such claw-back policy was in place at the time of grant of an Award, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

ARTICLE 10

CHANGES IN CAPITAL STRUCTURE

10.1 Adjustments.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, distribution of Company assets to stockholders (other than normal cash dividends), or any other corporate event affecting the Stock or the share price of the Stock other than an Equity Restructuring, the Administrator shall make equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such changes with respect to (i) the aggregate number and type of shares of Stock that may be issued under the Plan (including, but not limited to, adjustments of the limitation in Section 3.1 and the limitation on the maximum number of shares of Stock that may be issued pursuant to Incentive Stock Options under the Plan); (ii) the number and type of shares of Stock subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m)(4)(c) of the Code prior to its repeal unless otherwise determined by the Administrator.

(b) In the event of any transaction or event described in Section 10.1(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole discretion and on such terms and conditions as it deems appropriate, either by amendment of the terms of any outstanding Awards or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been received upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 10.1(b) the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; and

(ii) To provide that such Award be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(iii) To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Restricted Stock Unit Awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future; and

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 10.1(a) and 10.1(b):

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, will be proportionately adjusted. The adjustments provided under this Section 10.1(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(ii) The Administrator shall make such proportionate adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitation in Section 3.1 and the maximum number of shares of Stock that may be issued pursuant to Incentive Stock Options under the Plan).

10.2 Acceleration Upon a Change in Control. Notwithstanding Section 10.1, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company, a Parent, a Subsidiary, or other Company affiliate and a Participant, if a Change in Control occurs and a

Participant’s Awards are not continued, converted, assumed, or replaced by (i) the Company or a Parent or Subsidiary of the Company, or (ii) a Successor Entity, then immediately prior to the Change in Control such Awards shall become fully exercisable and/or payable, as applicable, and all forfeiture, repurchase and other restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change in Control, the Administrator may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Administrator, in its sole and absolute discretion, shall determine.

10.3 Certain Limitations on Adjustments. With respect to Awards which are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Article 10 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Article 10 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized with respect to any Award to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

10.4 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

10.5 Restrictions on Exercise. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of 30 days prior to the consummation of any such transaction.

ARTICLE 11

ADMINISTRATION

11.1 Administrator. The “Administrator” of the Plan shall be a Committee of the Board, which shall consist solely of two or more members of the Board each of whom is an Independent Director and a Non-Employee Director; provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 11.1 or otherwise provided in any charter of the Committee. Additionally, to the extent required by applicable law, each of the individuals constituting the Committee (or another committee or subcommittee of the Board assuming the functions of the Committee under the Plan) shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Administrator” as used in this Plan shall be deemed to refer to the Board and (b) the Board or the Committee may delegate its authority hereunder to the extent permitted by

Section 11.5. In addition, in its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan except with respect to matters which are required to be determined in the sole discretion of the Committee under Rule 16b-3 of the Exchange Act, or any regulations or rules issued thereunder. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment; Committee members may resign at any time by delivering written notice to the Board; and vacancies in the Committee may only be filled by the Board. Should any Awards made under the Plan prior to November 2, 2017, be intended to qualify as Performance-Based Compensation within the meaning of Section 162(m)(4)(C) of the Code prior to its repeal, then all such determinations regarding such Awards will be made solely by a Committee comprised solely of two of more “outside directors” within the meaning of Section 162(m) of the Code.

11.2 Action by the Administrator. Unless otherwise established by the Board or in any charter of the Company or the Committee, a majority of the Administrator shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or of any Parent or Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company or any Parent or Subsidiary to assist in the administration of the Plan.

11.3 Authority of Administrator. Subject to any specific designation in the Plan, including Section 13.1, the Administrator has the exclusive power, authority and discretion to:

(a) Designate Eligible Individuals to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

11.4 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

11.5 Delegation of Authority. To the extent permitted by applicable law, the Board or the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) Employees who are subject to Section 16 of the Exchange Act or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Board or the Committee specifies at the time of such delegation, and the Board or the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 11.5 shall serve in such capacity at the pleasure of the Board or the Committee.

11.6 Prohibition on Repricing. Subject to Section 10.1, the Administrator shall not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying shares of Stock. Subject to Section 10.1, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.

ARTICLE 12

EFFECTIVE AND EXPIRATION DATE

12.1 Effective Date. This amended and restated Plan shall be effective on the date it is approved by the stockholders of the Company (the “Restatement Effective Date”).

12.2 Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan on or after, the tenth (10th) anniversary of the date this amended and restated Plan was initially approved by the Board (the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

12.3 Approval of Plan by Stockholders. This amended and restated Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of this amended and restated Plan. If this amended and restated Plan is not approved by the Company’s stockholders, it will not become effective and the Prior 2010 Plan will continue in full force and effect in accordance with its terms. Upon the approval of the Plan by the Company’s stockholders, any awards outstanding under the Prior 2010 Plan as of the date of such approval shall remain outstanding and, if applicable, exercisable pursuant to the terms of such individual grants.

ARTICLE 13

AMENDMENT, MODIFICATION, AND TERMINATION

13.1 Amendment, Modification, And Termination. The Committee or Board may terminate, amend or modify the Plan at any time and from time to time; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval shall be required for any amendment to the Plan that increases the number of shares of Stock available under the Plan or to take any action prohibited under Section 11.6.

13.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 14

GENERAL PROVISIONS

14.1 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

14.2 No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

14.3 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Parent or Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Parent or Subsidiary.

14.4 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Parent or Subsidiary.

14.5 Indemnification. To the extent allowable pursuant to applicable law, each member of the Administrator or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

14.6 Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Parent or Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

14.7 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

14.8 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

14.9 Fractional Shares. No fractional shares of Stock shall be issued and the Administrator shall determine, in its discretion, whether cash shall be given in lieu of fractional shares of Stock or whether such fractional shares of Stock shall be eliminated by rounding up or down as appropriate.

14.10 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

14.11 Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act any of the shares of Stock paid pursuant to the Plan. If the shares of Stock paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, the Company may restrict the transfer of such shares of Stock in such manner as it deems advisable to ensure the availability of any such exemption.

14.12 Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the adoption of the Plan. Notwithstanding any provision of the Plan to the contrary, in the event that following the adoption of the Plan the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the adoption of the Plan), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

14.13 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California, without regard to the conflicts of law principles thereof.

14.14 Provisions Applicable to Certain Performance-Based Awards. Notwithstanding any other provision of the Plan or any Award, with respect to any Award which is intended to continue to qualify as Performance-Based Compensation (as described in Section 162(m)(4)(C) of the Code prior to its repeal) pursuant to the transition relief rules in the Tax Cuts and Jobs Act of 2017, to the extent any of the provisions of the Plan or any Award (or any amendments hereto pursuant to this amendment and restatement of the Plan) would cause such Awards to fail to so qualify, any such provisions shall not apply to such Awards to the extent necessary to ensure the such Awards continue to so qualify. In addition, any Award which is intended to continue to qualify as Performance-Based Compensation (as described in Section 162(m)(4)(C) of the Code prior to its repeal) pursuant to the transition relief rules in the Tax Cuts and Jobs Act of 2017 shall be subject to any additional limitations as the Administrator determines necessary for such Award to continue to so qualify. To the extent permitted by applicable law, the Plan and any such Awards shall be deemed amended to the extent necessary to conform to such requirements.

ZOGENIX, INC. 5959 HORTON STREET, SUITE 500 EMERYVILLE, CA 94608

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ZOGENIX, INC. 5959 Horton Street, Suite 500, Emeryville, California 94608	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors
	Nominees	For	Against	Abstain
1A	Erle T. Mast	☐	☐	☐			For	Against	Abstain
1B	Renee P. Tannenbaum, Pharm D.	For ☐	Against ☐	Abstain ☐	4	Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 50,000,000 to 100,000,000.	☐	☐	☐
The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.		For	Against	Abstain	5	Approval of an amendment and restatement of the Company’s 2010 Equity Incentive Award Plan.	☐	☐	☐
2	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019.	☐	☐	☐	NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
3

Approval, on an advisory basis, of the compensation of the named executive officers as disclosed in the proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

		☐	☐	☐
For address change/comments, mark here.				☐
(see reverse for instructions)		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.
Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000415093_1    R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com

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ZOGENIX, INC.

Annual Meeting of Stockholders

May 22, 2019

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Stephen J. Farr, Ph.D. and Michael P. Smith, and each of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ZOGENIX, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 9:00 AM, local time, on May 22, 2019, at 5959 Horton Street, Suite 500, Emeryville, California, 94608 and any adjournment or postponement thereof.

This proxy when properly executed will be voted in the manner directed, or if no choice is specified, “FOR” the proposal listed on the reverse side. Discretionary authority is hereby conferred as to all other matters that may come before the meeting.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

0000415093_2      R1.0.1.18